AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intrepid Acquisition Corporation I
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	87-3059449 (I.R.S. Employer Identification Number)
Intrepid Acquisition Corporation I
1001 17th Street, Suite 1050
Denver, Colorado 80202
(303) 296-3006
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Jornayvaz III
Chief Executive Officer
Intrepid Acquisition Corporation I
1001 17th Street, Suite 1050
Denver, Colorado 80202
(303) 296-3006
Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jason Day Ned A. Prusse Jonathan S. Schulman Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 (303) 291-2300	John R. Fallon, Jr. Alexander Gendzier Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, New York 10019 (212) 836-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$21,321
Shares of Class A common stock included as part of the units(3)(4)	23,000,000 Shares	—	—	—(5)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—(5)
Total			$230,000,000	$21,321

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,500,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)
No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION, DATED JANUARY 19, 2022

$200,000,000
Intrepid Acquisition Corporation I
20,000,000 Units
Intrepid Acquisition Corporation I is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any potential initial business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any initial business combination target regarding an initial business combination with us. Although we may pursue an acquisition in any industry or geography, we intend to capitalize on the ability of our management team and our initial stockholders (each as defined herein), to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns in the energy, natural resources and environmental and water infrastructure industries in North America (including, without limitation, related services and technologies).
This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. The warrants will become exercisable on the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months from the closing of this offering and will expire five years after the completion of our initial business combination or earlier upon redemption of the warrants or liquidation of our company, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have also granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (subject to the limitation discussed below), divided by the number of then issued and outstanding shares of Class A common stock that were sold as part of the units in this offering (our “public shares”), subject to the limitations described herein.
If we anticipate that we may not be able to complete our initial business combination within 18 months from the closing of this offering, that time period can be extended in two ways, as described in more detail below in this prospectus. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.
Intrepid Acquisition Sponsor LLC, a Delaware limited liability company, which we refer to throughout this prospectus as our “sponsor,” is a subsidiary of Intrepid Potash, Inc., a Delaware corporation, which we refer to throughout this prospectus as “IPI”, in which IPI holds a majority interest. IPI’s common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “IPI.” Three Two Seven Family Management, LLC, d/b/a CW Interests, a Texas limited liability company, which, together with its affiliates, we refer to throughout this prospectus as “CW Interests,” is an entity that (i) is owned by James C. “Rad” Weaver, one of our director nominees, and (ii) owns a minority interest in our sponsor. Our sponsor has committed to purchase 6,500,000 warrants (or 7,100,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per whole warrant ($6,500,000 total, or $7,100,000 total if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants as the “private placement warrants” throughout this prospectus. Our sponsor has an option to purchase additional private placement warrants in order to extend the period of time we will have to complete an initial business combination by up to an additional three months. Each whole private placement warrant is exercisable to purchase one whole share of our Class A common stock at $11.50 per share, subject to adjustment as provided in this prospectus. In addition, our sponsor has agreed to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest, which we refer to as our “sponsor loan” throughout this prospectus. The proceeds of the sponsor loan will be added to the trust account described below and the sponsor loan will be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company, as discussed elsewhere in this prospectus.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director is or will be required to present a business combination opportunity to one or more of such entities subject to his or her fiduciary duties. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will have a conflict in deciding as to the entity to which he or she presents such business combination opportunity and it may be the case that he or she may only present such opportunity to us if such other entity rejects the opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same.
Our initial stockholders currently own 5,750,000 shares of our Class B common stock (up to 750,000 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). We refer to these shares of Class B common stock as the “founder shares” throughout this prospectus. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment as provided in this prospectus.
Currently, there is no public market for our units, Class A common stock or warrants. We intend to list our units on the Nasdaq Global Market (“Nasdaq”) under the symbol “IACIU“ on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen and Company, LLC and Intrepid Partners, LLC inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “IACI“ and “IACIW,” respectively.
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements compared to other public companies. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 39 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$0.55	$11,000,000
Proceeds, before expenses, to us	$9.45	$189,000,000

(1)
Includes $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering, the entry into the sponsor loan and the sale of the private placement warrants described in this prospectus, $204.0 million (or $234.6 million if the underwriters’ over-allotment option is exercised in full), $10.20 per unit, in either case, will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and approximately $2.5 million will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, the proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                 , 2022.

Joint Book-Running Managers
Cowen	Intrepid Partners
           , 2022

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Trademarks
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Explanatory Note
While Intrepid Partners, LLC shares the name “Intrepid” with us, the shared name is coincidental. None of us, IPI or other entities affiliated with IPI are affiliated with Intrepid Partners, LLC.
Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus, or the context otherwise requires, references to “we,” “us,” “company” or “our company” are to Intrepid Acquisition Corporation I, and references to:
•
“amended and restated certificate of incorporation” are to our amended and restated certificate of incorporation to be in effect upon completion of this offering;

•
“Board” are to our board of directors;

•
“common stock” are to our Class A common stock and our Class B common stock, collectively;

•
“CW Interests” are to Three Two Seven Family Management, LLC, d/b/a CW Interests, a Texas limited liability company that (i) is owned by James C. “Rad” Weaver, one of our director nominees, and (ii) owns a minority interest in our sponsor, together with its affiliates;

•
“directors” are to our current directors and our director nominees named in this prospectus;

•
“equity-linked securities” are to any securities of our company convertible into, or exchangeable or exercisable for, shares of Class A common stock of our company, issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt;

•
“founder shares” are to shares of our Class B common stock initially purchased by our sponsor in a private placement prior to this offering, and the shares of our Class A common stock issued upon the conversion thereof as provided in this prospectus, collectively;

•
“initial stockholders” are to our sponsor and any other holders of our founder shares prior to this offering;

•
“IPI” are to Intrepid Potash, Inc., a Delaware corporation and the majority owner of our sponsor;

•
“letter agreement” are to the letter agreement that our sponsor, officers and directors have entered into with us, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•
“management” or our “management team” are to our officers;

•
“private placement warrants” are to the warrants to be issued to our initial stockholders in a private placement that will close simultaneously with the closing of this offering, and upon conversion of the sponsor loan and upon conversion of working capital loans, if any, and to those warrants issued in connection with our sponsor electing to exercise its option to extend the period of time we will have to complete an initial business combination by three months;

•
“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“public stockholders” are to the holders of our public shares, including our initial stockholders and members of our management team and Board to the extent any of them purchases public shares, provided that each such initial stockholder’s and individual’s status as a “public stockholder” shall only exist with respect to such public shares;

•
“public warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“specified future issuance” are to an issuance of a class of equity or equity-linked securities to specified purchasers that we may determine to make in connection with financing our initial business combination;

•
“sponsor” are to Intrepid Acquisition Sponsor LLC, a Delaware limited liability company, a subsidiary of IPI in which IPI holds a majority interest and in which CW Interests holds a minority interest;

•
“sponsor loan” is to the $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) that our sponsor has agreed to lend us as of the closing date of this offering at no interest, the proceeds of which will be added to the trust account described herein and repaid or converted into private placement warrants at a conversion price of  $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company, as discussed elsewhere in this prospectus;
•
“units” are to one share of Class A common stock and one-half of one redeemable warrant;

•
“warrants” are to our warrants, which include the public warrants as well as the private placement warrants; and

•
“working capital loans” are to funds that our sponsor or an affiliate of our sponsor, or certain of our officers and directors, may, but are not obligated to, loan to us as may be required in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, which may be converted into warrants at a price of  $1.00 per warrant at the option of the lender, as discussed elsewhere in this prospectus.

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
Except to the extent we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the corresponding forfeiture by our sponsor of 750,000 founder shares.
Proposed Business
General
We are a newly incorporated blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any potential initial business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any initial business combination target regarding an initial business combination with us.
Our mission is to identify unique, undervalued companies, assets, technologies, or solutions in an industry that complements each of our management team’s, Board’s and sponsor’s expertise and that will benefit from our strategic and operational knowledge to enhance value. Following our initial business combination, our current management team may maintain operational control over the post-initial business combination business in order to grow the business and direct its long-term strategy. While we may pursue our initial business combination in any business or industry, we believe the diverse experience and extensive relationship network of our management team, Board and sponsor may provide opportunities for attractive investment opportunities in industry sectors in which that experience and relationship network are most relevant, particularly in the energy, natural resources and environmental and water infrastructure industries in North America (including, without limitation, related services and technologies). Further, we intend to prioritize environmental, social, and governance (“ESG”) factors in selecting a target by giving extra attention to targets that we believe can supply the critical materials and energy the world needs, while also employing practices and technologies designed to limit carbon intensity and greenhouse gas (“GHG”) emissions, reduce or repurpose waste streams, and/or enhance global access to clean water and food.
Our management team has extensive experience identifying and executing acquisitions of assets and companies in various industries, including, but not limited to, energy and natural resources, that we believe can benefit from advances in technology and sound management practices. Our management team has experience working with both private and public companies as active owners, executives and directors to maximize value from diverse asset bases and establish environmentally friendly operations that can deliver sustainable cash flows. Our current management team aims to maintain operational control over the post-initial business combination business and act as a long-term manager of its target asset or business. Our objective is to provide our target asset or business an efficient path to go public with a significant degree of ongoing funding certainty, while creating value for our stockholders by identifying value-enhancing opportunities and providing ongoing management support for such functions as strategy, business planning, capital structure optimization, team building, and administrative support.
Our Sponsor
Our sponsor is co-owned by (i) IPI (NYSE: IPI), a diversified fertilizer and oilfield solutions company, and (ii) CW Interests, an entity owned by James C. “Rad” Weaver, one of our director nominees. IPI’s operations provide essential potassium, magnesium, sulfur, salt, and water products to customers in the agriculture, animal feed and oil and gas industries. IPI’s oil field services business is a provider of essential midstream services to operators in the Delaware Basin of Southeast New Mexico. Through its extensive and diverse water and land holdings, IPI is expanding its business to provide full-cycle water management services (source, recycle/treating, and disposal) to producers and operators in the Delaware Basin.
CW Interests is a private investment management firm with offices in San Antonio, Texas. CW Interests specializes in direct investments in private operating businesses and has completed successful transactions across various industries.
Robert P. Jornayvaz III, our Chairman and Chief Executive Officer and IPI’s Executive Chairman and Chief Executive Officer, has significant transaction experience in the natural resources industry as both a buyer and seller through his exploration company, Intrepid Oil and Gas, LLC, and his production company, Intrepid Production Corporation (“IPC”), primarily focusing on the Paradox Basin in Utah, the Green River Basin in Wyoming and the Eagle Ford in Texas.
Our sponsor’s co-owner, CW Interests (as well as its owner, James C. “Rad” Weaver), has invested in numerous privately held businesses across several industries, including energy, insurance brokerage, construction, spirits and quick service restaurants. Through its investment in Prophet Advantage Partners LP (the “PAP Fund”), CW Interests led the out of court restructuring and ultimate turnaround of Jonah Energy LLC, a leading Rocky Mountains natural gas producer (“Jonah Energy”). The PAP Fund is a pooled investment vehicle in which CW Interests is an investor, with Mr. Weaver acting as a consultant to the PAP Fund and representing the PAP Fund’s interest on the board of directors of Jonah Energy. We believe CW Interests’ experience investing in private companies with diverse operating models and often complex financial structures, including those in the North American energy, natural resources and environmental industries, will benefit us in identifying and evaluating a target asset and/or company for our initial business combination.
IPI is the only U.S. producer of muriate of potash (sometimes referred to as potassium chloride or potash), which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications and used as an ingredient in animal feed. In addition, IPI produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate in a single particle. IPI has used the mining and industrial asset base to expand into oilfield services. Through these services, IPI has become a provider of water and brine solutions for energy producers in the western United States, primarily serving the Delaware Basin. Through its recent acquisition of Intrepid South (as defined below), IPI has accelerated the growth of its related midstream services and has become a key supplier to producers and operators in the Delaware Basin. The strategically advantaged locations of IPI’s mining and water assets have positioned IPI to develop first-hand knowledge of the distinct geology, labor, regulatory, environmental, and business climate in the North American energy, natural resources, and environmental industries where we plan to seek a target asset and/or company for our initial business combination. We believe this knowledge will be valuable in identifying and evaluating investment opportunities.
We intend to capitalize on our management team’s and IPI’s history of identifying and unlocking value in underutilized assets. Under Mr. Jornayvaz’s leadership, Intrepid Mining LLC, IPI’s predecessor

(“Intrepid Mining”), acquired IPI’s first potash mine in Moab, Utah and quickly turned around its performance by drilling horizontal potash wells to revive production and add decades to the expected mine life. This enhanced production enabled the mine to significantly reduce its salt tailings pile by reusing it to produce injection brine, further enhancing value by reducing asset retirement obligation (“ARO”) liability and improving the mine’s environmental footprint. Mr. Jornayvaz built on this success as he directed Intrepid Mining's acquisitions of its Wendover, Utah, and Carlsbad, New Mexico potash mines and implemented similar cutting-edge technological innovations in solar solution mining and langbeinite recovery to enhance the value of those operations. IPI completed its initial public offering in April 2008.
IPI’s potash mines all employ solar evaporation processes, an eco-friendly method of producing potash. To extract potash, IPI extracts naturally occurring potash brines or manufactures brine underground by injecting saltwater into underground deposits that are no longer economically minable with conventional methods. The brine dissolves the remaining potash reserves into a liquid. The liquid is then pumped into a solar evaporation pond where the potash will recrystallize after the water evaporates. By using solar ponds to crystallize potash, IPI avoids the need to use natural gas, coal or fuel oil to fuel crystallizers, reducing IPI’s carbon footprint compared to non-solar facilities. Through over 20 years of operating these mines, IPI has cultivated an expertise in handling complex brines that will enable us to identify potential value-creation opportunities in brine- and water-handling assets.
IPI also owns water rights in New Mexico. IPI has rapidly expanded its sale of water products to support oil and gas producers in the Northern Delaware Basin from near-zero in 2016 to generate over $19 million in revenues during the twelve months ended September 30, 2021. In May 2019, IPI acquired certain land, water rights, state grazing leases for cattle, and other related assets from Dinwiddie Cattle Company to further cement its position as a leading water solutions provider in New Mexico. We refer to these assets and operations as “Intrepid South.” The strategic location of Intrepid South and first-hand knowledge provided by IPI’s ongoing business operations provide us with excellent market visibility and contacts that likely will be valuable in both identifying and evaluating a target asset or business for our initial business combination.
IPI is committed to responsibly developing and operating its infrastructure and deploying technology to advance sustainability and reduce its water and carbon footprint. IPI has demonstrated its ESG leadership and commitment by meeting ambitious sustainability targets, including the elimination and re-use of tailings at its potash mine in Moab, Utah and adapting its HB solution mine in Carlsbad, New Mexico to enable use of 100% brackish, non-potable water sources. IPI’s ESG efforts are driven by the technical, operational, and financial capabilities of its seasoned management team, which collectively has decades of experience operating and leading companies in the natural resources sector.
CW Interests has applied emerging solar energy and emissions control technologies to reduce the environmental impact of its investments. CW Interests is the manager of, and part of a group of investors in, 327 NWP Investors, LLC (“NWP”). NWP is working to become an emerging leader in solar engineering, procurement and construction through its ownership of D4 Infrastructure, LLC, Associated Pipeline Contractors, Inc., R&R Pipeline Construction and Repair, Inc. and HMS Construction Co. Jonah Energy is an industry leader in the detection and reduction of fugitive methane emissions and the first U.S.-based company to achieve the Gold Standard Emissions rating of the International Methane Emissions Observatory.
We believe our management team, in tandem with our sponsor and our Board, is well positioned to identify attractive initial business combination targets. We intend to leverage our significant industry and transaction expertise to achieve our initial business combination. In addition, we believe we will benefit from our management team’s, IPI’s, CW Interests’, and our Board’s collective relationship network, which includes senior executives at public and private companies and private equity firms and longstanding relationships with a wide range of multi-disciplinary advisory firms. Collectively, our management, IPI, CW Interests and our Board have extensive backgrounds in sourcing acquisition opportunities, underwriting, execution, and leading post-acquisition value-creation initiatives. Additionally, we believe IPI’s commitment to environmental, public health, safety and governance issues will be critically important in helping identify and differentiate us with prospective initial business combination targets.

You should not rely on the historical record or performance of IPI or our management team as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—Past performance by our team or IPI, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.”
Our Management Team and Board
Management
Robert P. Jornayvaz III has served as our Chairman and Chief Executive Officer since September 2021. He was one of the original co-founders of Intrepid Mining, IPI’s predecessor. Mr. Jornayvaz has served as IPI’s Executive Chairman of the board of directors since 2010 and as IPI’s Chief Executive Officer since August 2014 and served as IPI’s President from August 2014 until August 2021. He previously served as IPI’s Chairman of the board of directors and Chief Executive Officer from its formation in 2007 until 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of Intrepid Mining from 2000 until its dissolution at the time of IPI’s initial public offering in 2008. He has diverse business interests in addition to IPI, including ownership and executive positions in various public and private oil and gas exploration and production, construction, and real estate companies. Mr. Jornayvaz has over 35 years of experience running IPC, Intrepid Mining and IPI, which has included sourcing, acquiring, developing, managing financing, and divesting assets and companies in various industries, including mining, oil and gas, real estate, and construction projects through the various companies with which he is affiliated. Mr. Jornayvaz, as Chairman and Chief Executive Officer, was also the architect of Intrepid Mining’s acquisitions of its Moab, Wendover, and Carlsbad facilities prior to taking the company public in 2008.
E. Brian Stone has served as our President and Chief Operating Officer since September 2021. He has served as IPI’s President since August 2021 and as IPI’s Chief Operating Officer since December 2019. Prior to joining IPI, Mr. Stone was the Chief Operating Officer for Hupecol Operating Co. LLC, an international oil and gas company focused on South America and Europe (“Hupecol”), from 2005 to 2019. During his tenure at Hupecol, and its affiliated company (Dan A. Hughes Co.), Mr. Stone sourced, negotiated, and closed approximately $2 billion in transactions. Prior to joining Hupecol, Mr. Stone was a Managing Director for Huber Energy Services, a division of J.M. Huber Corporation (“Huber”). He also served as Chief Risk Officer in Huber’s Edison, New Jersey headquarters, and was Vice President of Marketing in the Houston-based Energy Division. Mr. Stone has 35 years of experience in the natural resources industry.
Matthew D. Preston has served as our Chief Financial Officer since September 2021. He has been IPI’s principal financial officer and principal accounting officer since November 2019 and has served as IPI’s Chief Financial Officer since December 2021. Mr. Preston served as IPI’s Vice President of Finance from November 2019 to December 2021 and as IPI’s Director of Budget and Forecast from April 2016 to November 2019. Previously, Mr. Preston served in successively more senior finance roles after joining IPI in 2008, including Senior Manager of Budget and Forecast, Manager of Budget and Forecast, and Financial Analyst. His current role requires navigating the distinctive financial challenges faced by a commodity-oriented business.
Kyle R. Smith has served as our General Counsel and Secretary since September 2021. He has been IPI’s Vice President, General Counsel and Secretary since December 2019. Before joining IPI, Mr. Smith served as General Counsel for an Alaska Native Claims Settlement Act Regional Corporation. Prior to that, Mr. Smith was in private practice from July 2017 to January 2019, and served as Executive Vice President and General Counsel for Echo Energy, a start-up pure-play oil and gas company, from December 2016 to June 2017 and as Assistant General Counsel for Operations for Continental Resources, a large independent upstream producer, from 2014 to June 2016.
Directors
Robert P. Jornayvaz III has served as our Chairman and Chief Executive Officer since September 2021. See biographical information under “Management” above.

James C. “Rad” Weaver will serve as a Board member upon the closing of this offering. Mr. Weaver, through CW Interests, is a co-owner of our sponsor. He is the founder, owner and the Chief Executive Officer of CW Interests. Prior to CW Interests, Mr. Weaver served as the Chief Executive Officer of McCombs Partners, the investment management division of McCombs Enterprises, the family office of Red McCombs, from 2006 to 2020. Mr. Weaver is a member of several public and private boards, including Build Acquisition Corp. (NYSE: BGSX), a blank check company targeting the enterprise software and technology-enabled services markets, since March 2021, KB Home (NYSE: KBH), a homebuilding company based in the United States, since October 2017, Jonah Energy, since 2020, Cox Enterprises, Inc., a privately held global conglomerate, since 2015, Milestone Brands LLC, an acquirer and builder of alcohol beverage brands, since 2015. He also serves as Vice Chairman of The University of Texas Board of Regents. Mr. Weaver serves as the Chairman of The University Lands Advisory Board and as a member of the board of UTIMCO (The University of Texas/Texas A&M Investment Management Company). Mr. Weaver brings a wealth of deal making experience to the Board, having completed a significant number of transactions in various industries, including investments in Jonah Energy, HMS Construction, Inc., a specialized general engineering and electrical contractor, D4 Infrastructure, LLC, a privately owned holding company that supports all facets of infrastructure in the United States, a privately held, regional fast food restaurant chain that specializes in hamburgers and a fintech insurance brokerage.
William D. Von Gonten, Jr. will serve as a Board member upon the closing of this offering. Mr. Von Gonten has served as the President of W.D. Von Gonten & Co. since November 1995 and Chief Executive Officer of W.D. Von Gonten Laboratories, LLC since October 2013. He is an expert on unconventional resource evaluation and has worked on nearly all of the world’s major oil and gas plays including the Permian Basin, Eagle Ford, Bakken Formation, Denver Julesburg Basin, Marcellus Formation and Vaca Muerta Formation as well as various Middle Eastern fields.
Irene G. Lofland will serve as a Board member upon the closing of this offering. Ms. Lofland is a financial expert with extensive experience working with boards across a broad array of finance and audit committee, enterprise risk management, investor relations and corporate governance matters. She held numerous executive roles at DCP Midstream (“DCP”), a Fortune 500 energy company, including leading investor relations, internal audit, treasury, enterprise risk management, ethics and compliance, information technology and credit during her time with DCP and its predecessor companies from August 1995 to August 2019. Her diverse experience includes executing over $1.5 billion of capital market transactions, participating in initial public offerings and merger and acquisition activity and navigating cyclical and commodity sensitive businesses.
Dan C. Perry will serve as a Board member upon the closing of this offering. Mr. Perry has served as the owner and sole proprietor of The Law Offices of Dan C. Perry since 2006. Before that, he was a partner of Perry & Kellogg LLP from 1992 to 2006. In addition, Mr. Perry is the Owner and President of Agave Mineral Management, Inc., which offers a variety of mineral management advisory and management services. Mr. Perry has practiced oil and gas law in Texas and New Mexico for over 35 years, focusing exclusively on representing mineral owners with their oil and gas leases. During that period, he has negotiated and drafted numerous oil and gas leases, and has tracked the drilling and production of hundreds of oil and gas wells. He currently serves as Mineral Manager (typically as a Trustee, General Partner or Limited Liability Company Manager) for multiple family entities, with approximately 150,000 acres of minerals under his direct control.
Market Opportunity
We believe the demand for unconventional energy resources, evolving agricultural practices, and growing population in arid regions has created compelling opportunities to provide full-cycle water management. This is especially apparent in geographic regions such as the Permian Basin of Southeast New Mexico and West Texas, where energy producers must source large volumes of water for hydraulic well completions and later dispose of large volumes of saline produced water. Further, the development of natural resources is becoming increasingly ESG-focused and we believe that assets in the natural resources value chain, particularly those focused on full-cycle water management, continue to present attractive investment opportunities for a number of reasons:

Increasingly ESG-Focused Stakeholders:   Investors, customers and employees continue to increase the value placed on ESG initiatives in their decision-making processes. We believe businesses that meaningfully and successfully integrate ESG initiatives and sustainability-oriented innovation into their operations will create differentiated value. Ecological soundness and sustainability of water sourcing, usage and discharge is becoming a key focus for ESG-focused stakeholders in the natural resources industry.
Strong Demand for Water Infrastructure and Services:   The U.S. oil and gas industry is adjusting to increasing demand with substantial investment in water infrastructure from operators, independent water midstream service providers and private investors. A key driver of the significant investment in the full-cycle water management segment is the significant amount of water sourced, utilized and disposed of as part of exploration and production (“E&P”) operations. For example, according to Spears and Associates, the amount of water typically needed during drilling operations to make up the drilling fluid can reach approximately 10,000 barrels per horizontal well and the amount of water needed for hydraulic fracturing in modern unconventional wells can exceed 500,000 barrels per well. We believe producers are interested in contracting for whole services packages to water service providers so they can focus on their core operations, and we believe the resulting opportunities for water sector participants are significant.
Sizeable Target Market:   Spears and Associates estimates that the overall U.S. oilfield water management market will total approximately $21 billion in 2021, an increase of approximately 24% from 2020. Water systems have grown in scale, complexity and capital investment, prompting some operators to divest or outsource water operations to third parties. Many of the third parties have been capitalized by private capital providers. As of February 2020, the Global Water Intelligence (“GWI”) estimated approximately $9 billion to $11 billion of private capital had been committed to the oilfield midstream business at that time. GWI also estimated $16 billion of private investment is likely to be required over the next ten years, much of which is expected to be in the Delaware Basin. Given the significant capital invested in the space and the strong fundamentals supporting the full-cycle management segment, we believe that there are currently many investment opportunities in the full-cycle water management sector that would be attractive to investors.
Mission Critical Infrastructure:   We believe traditional water management practices fall short of the complex and developing needs of E&P companies. Sustaining oil and gas production in the Permian Basin is contingent upon the ability of producers to efficiently manage increasing volumes of produced water and develop infrastructure that can meet the regulatory, economic and geological pressures threatening to bottleneck operations. Produced-water reuse is emerging as a cost-competitive opportunity for E&P companies to meet issues associated with increasing hydraulic fracturing water demand and shifting regulatory pressures encouraging produced water recycling and re-use over saltwater disposal.
The foregoing overview of the market opportunity is not intended to be exhaustive. We may pursue an initial business combination with a target business in any industry, sector, or geographic location.
Our Competitive Strengths
Our management team’s extensive and diversified experience in various industries provides the platform to effectively identify, evaluate and close acquisition targets. We believe that the combined capabilities of our management team, sponsor and Board position us to thoughtfully source, analyze and execute a high-quality initial business combination on value-enhancing terms from a significant potential pipeline of actionable target assets and businesses. Our competitive strengths include the following:
Dynamic Sourcing Network and Leading Industry Relationships.   IPI’s on-the-ground operations in the Northern Delaware Basin provide what we believe to be an unrivaled depth of market intelligence. In addition, our team has an extensive personal network developed through decades of natural resources industry experience.
Public Company Experience.   Our sponsor’s parent company has been a public company since April 2008, which has allowed us to gain functional experience in areas such as public capital raises, investor relations, public financial reporting, and stockholder engagement.

Proven Understanding of, and Ability to Navigate, Energy- and Mining-Related Regulatory Regimes.   Our management team operates in the highly regulated natural resources industry and deals regularly with the Bureau of Land Management (“BLM”), U.S. Environmental Protection Agency (the “EPA”), Offices of State Engineers (“OSE”), and other regulatory bodies governing resources and environment. Furthermore, IPI recently built a new potash mine (HB solution mine) in New Mexico, which has required completion of a multi-year environmental impact study (“EIS”) and extensive negotiations with regulators, local movements, and other stakeholders. Finally, our management team has built strong relationships with regulatory agencies though decades of responsible operation.
Long Track Record of Senior Leadership and Increasing Stockholder Value.   Our management team has nearly 100 years of combined experience in the natural resources industry, including over 40 years of combined experience as C-level executives of large public and private companies in our target industries.
Our Business Strategy
Although we may pursue an initial business combination in any business industry or sector, our business strategy is to identify and acquire an undervalued asset or business with an attractive growth profile that we believe will benefit from our sponsor’s extensive operating expertise and deep commercial, financial, structuring, and public market expertise. We intend to look to acquire an asset or business that:
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possesses a compelling and sustainable competitive advantage in its industry;

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complements the experience of our management team and directors and the IPI team;

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has unrealized value potential that can be realized through operational, financial, and/or strategic improvements;

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presents a desirable ESG profile within its industry;

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can benefit from our team’s operational and financial expertise; and

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represents a compelling investment opportunity for us, our stockholders and our sponsor’s respective stockholders.

We intend to focus our efforts on opportunities where we feel we have a competitive advantage and are best situated to enhance the value of the business after completion of the initial business combination.
We believe our existing relationship network and methodical approach to deal sourcing will be advantageous in the initial business combination process. We also believe our sponsor’s reputation and management experience through multiple commodity cycles should add substantial value to our target asset or business following the initial business combination.
Our Acquisition Criteria
Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating targets for our initial business combination. We will use these and other criteria and guidelines in evaluating initial business combination opportunities but may decide to enter into our initial business combination with a target asset or business that does not meet any or all of these criteria and guidelines.
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has a differentiated and sustainable business model with a defensible market position;

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presents an opportunity for our management team to maintain operational control over the post-initial business combination business;

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will benefit from our management team’s operational and financial expertise to create value from existing assets and ability to direct future capital deployment, especially a company or asset that:

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presents opportunities to reduce costs, increase production or otherwise optimize operations that would result in near-term improved economics and returns to stockholders;

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has been underinvested in by current owners due to, among other causes, liquidity limitations, the pressure of borrowing-base reserve value reductions, the capital intensity of other operations or balance sheet considerations; and/or

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is at an inflection point requiring additional capital, additional operational expertise or is susceptible to innovative and superior optimization techniques that drive improved financial performance;

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will be well received by public investors and can benefit from access to the public capital markets, including ESG-focused investors;

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possesses sufficient scale and resources to achieve a successful transition into the public market;

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has opportunities to grow the business organically and via acquisitions; and

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is expected to generate attractive risk-adjusted returns for our stockholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet any or all of the above criteria and guidelines, we will disclose that the target asset or business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.
Our Acquisition Process
In evaluating a prospective target asset or business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors, we, or a committee of independent directors, will obtain a fairness opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such a fairness opinion in any other context.
Certain of our directors and officers will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares and private placement warrants will be worthless if we do not complete an initial business combination, the holders of our founder shares and private placement warrants (including members of our management team that directly or indirectly own founder shares or private placement warrants) could make a substantial profit from an initial business combination that causes our public stockholders to lose money on their investment as a result of a decrease in the post-combination value of their shares of Class A common stock (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the initial business combination). See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed and our officers and directors may have differing personal and financial interests than you, a conflict of interest may arise in determining whether a particular initial business combination target is appropriate for our initial business combination.” Further, such officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific initial business combination under consideration. Our officers and directors have neither selected nor considered any individual target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to an initial business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged any agent or other representative to identify or locate any such acquisition candidate.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director is or will be required to present a business combination opportunity to one or more of such entities subject to his or her fiduciary duties. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will have a conflict in deciding as to the entity to which he or she presents such business combination opportunity and it may be the case that he or she may only present such opportunity to us if such other entity rejects the opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We believe that potential conflicts with IPI are naturally mitigated by the differing nature of the investments IPI would typically consider most synergistic to the existing IPI businesses and the types of transactions we expect to find most attractive based, in part, on transaction size and ability to operate as a standalone public company. Notwithstanding our belief regarding natural mitigation, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI and IPI and its subsidiaries may compete with us for acquisition opportunities that fall within IPI’s investment objectives or strategies. A decision by IPI to pursue an opportunity would preclude us from pursuing it and could have a negative impact on our ability to complete our initial business combination. In addition, investment ideas generated within IPI may be suitable for both us and for IPI and may be directed to IPI rather than to us and IPI may take commercial steps which may have an adverse effect on us, including with respect to any target we acquire in the initial business combination.
Initial Business Combination
We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to complete our initial business combination within 18 months from the closing of this offering, we may, by resolution of our Board, if requested by our sponsor, extend the period of time to complete our initial business combination by an additional three month period (for a total of up to 21 months from the closing of this offering), subject to our sponsor (or its affiliates or designees) purchasing additional private placement warrants as set out below. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the time available for us to complete our initial business combination, our sponsor (or its affiliates or designees), upon no less than five days’ advance notice prior to the deadline, must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor (or its affiliates or designees) has the option to accelerate its purchase of the 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by three months. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation. For a more complete summary of the extension provision, see “Proposed Business—Initial Business Combination.”
In addition to our sponsor’s ability to extend our deadline to consummate an initial business combination by three months by purchasing additional private placement warrants as described above, we may also hold a stockholder vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity). Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and expenses relating to the administration of the trust account released to us) divided by the number of then issued and outstanding public shares. In addition, our sponsor, directors and officers have agreed, pursuant to the letter agreement, to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to us to pay our franchise and income taxes and excluding the amount of the deferred underwriting commissions) at the time of our initial business combination. We refer to this as the “80% of net assets test.” If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain a fairness opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of such company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.
We anticipate structuring our initial business combination so that the post-initial business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-initial business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or its stockholders or for other reasons, but we will only complete such initial business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-initial business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test.
If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by any of the numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Corporate Information
Our executive offices are located at 1001 17th Street, Suite 1050, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Upon completion of this offering, our corporate website address will be www.intrepidacq.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.

The following diagram illustrates our simplified ownership structure after giving effect to this offering (assuming that the underwriters’ over-allotment option is not exercised and the resulting forfeiture by our sponsor of 750,000 shares of Class B common stock):

(1)
Three Two Seven Family Management, LLC, d/b/a CW Interests, is an entity owned by James C. “Rad” Weaver, one of our director nominees. See the section of this prospectus entitled “Principal Stockholders.”

(2)
Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 4,925,000 founder shares (assuming that the underwriters’ over-allotment option is not exercised and the resulting forfeiture by our sponsor of 750,000 founder shares). The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

The Offering
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team and Board, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”
Securities offered
20,000,000 units (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
•
one share of Class A common stock; and

•
one-half of one redeemable warrant.

Proposed Nasdaq symbols
Units: “IACIU”
Class A common stock: “IACI”
Warrants: “IACIW”
Trading commencement and separation of Class A common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen and Company, LLC and Intrepid Partners, LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Units:
Number issued and outstanding before this offering
0
Number issued and outstanding after this offering
20,000,000 (or 23,000,000 if the underwriters exercise their over-allotment option in full)
Common stock:
Number issued and outstanding before this offering
5,750,000 shares of Class B common stock (up to 750,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised)(1)
Number issued and outstanding (including as part of units) immediately after this offering
25,000,000 shares, consisting of 20,000,000 shares of Class A common stock and 5,000,000 shares of Class B common stock (or 28,750,0000 shares, consisting of 23,000,000 shares of Class A common stock and 5,750,000 shares of Class B common stock if the underwriters exercise their over-allotment option in full)(1)
Warrants:
Number of private placement warrants to be sold in a private placement that will close simultaneously with this offering
6,500,000 (or 7,100,000 if the underwriters exercise their over-allotment option in full)
Number of warrants to be outstanding (including as part of units) immediately after this offering and the private placement
16,500,000 (or 18,600,000 if the underwriters exercise their over-allotment option in full)
Exercisability
Each whole warrant offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
We structured each unit to contain one-half of one public warrant, with each whole public warrant exercisable for one share of Class A

(1)
The shares of common stock included in the units are Class A common stock. Founder shares are classified as shares of Class B common stock, which shares are convertible into shares of our Class A common stock on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution.”

common stock, as compared to units issued by some other similar blank check companies which contain whole public warrants exercisable for one whole share, in order to reduce the dilutive effect of the public warrants in connection with our initial business combination, thus making us, we believe, a more attractive business combination partner for target businesses.
Exercise price
$11.50 per share, subject to adjustment as described herein.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our initial stockholders or their respective affiliates, including IPI or its other subsidiaries, without taking into account any founder shares held by them, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and, in the case of the public warrants only, the $18.00 per share redemption trigger price described below under “Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.
Exercise period
The warrants will become exercisable on the later of:
•
30 days after the completion of our initial business combination; and

•
12 months from the closing of this offering;

provided, in each case, that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC, and to cause within 60 business days following our initial business combination to be declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain its effectiveness, and the effectiveness of a current prospectus relating to those shares of Class A common stock, until the warrants expire or, in the case of the public warrants only, are redeemed, as specified in the warrant agreement (and if such registration statement is not effective by the 60th business day following the closing of our business combination, holders of the public warrants will be permitted to exercise their public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption); provided, that if, at the time of any exercise of a public warrant, the shares of our Class A common stock are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants, but we will be required to use our commercially reasonable efforts to register or qualify for sale that Class A common stock under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption of the warrants or liquidation of our company. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of public warrants
Once the public warrants become exercisable, we may redeem the outstanding public warrants:
•
in whole and not in part;

•
at a price of $0.01 per public warrant;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the last reported sale price of our Class A common stock has been at least $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like for any 10 trading days within the 20-trading day period ending on the third trading day prior to the date on which the notice of redemption is given to the public warrant holders.

We will not redeem the public warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or we have elected to require the exercise of the public warrants on a “cashless basis” as described below. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the public warrants for redemption for cash, as described above, our management will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our public warrants.
In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the public warrants by (y) the “fair market value.” The “fair market value” means the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date that notice of exercise of the public warrants is sent to the warrant agent from the holder of such public warrants or its securities broker or intermediary. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.
Founder shares
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares upon completion of this offering. As such, our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of our common stock after this offering.
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
the founder shares are shares of Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;
•
the founder shares are subject to certain transfer restrictions contained in a letter agreement that our sponsor, officers and directors have entered into with us, as described in more detail below;

•
pursuant to such letter agreement, our sponsor, officers and directors have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriters’ over-allotment option is not exercised) in order to have our initial business combination approved. The majority voting threshold and the voting agreement of our sponsor, directors and officers may make it more likely that we will consummate our initial business combination; and

•
the founder shares are subject to registration rights.

Transfer restrictions on founder shares
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the “lock-up.”
Founder shares conversion and anti-dilution rights
The shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions, and subject to further adjustment as provided in this prospectus. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination). Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Sponsor loan
Our sponsor has agreed to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering. The sponsor loan will bear no interest. The proceeds of the sponsor loan will be deposited into the trust account and be used to fund the redemption of our public shares (subject to the requirements of applicable law). The sponsor loan shall be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company. The sponsor loan is being extended in order to ensure that the amount in the trust account is $10.20 per public share. If we do not complete an initial business combination and the sponsor loan has not been converted into private placement warrants prior to such time, we will not repay the sponsor loan and its proceeds will be distributed to our public stockholders. Our sponsor has waived any claims against the trust account in connection with the sponsor loan.
Voting
Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our Board or by a majority of the holders of our founder shares. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
Private placement warrants
Our sponsor has committed, pursuant to a written agreement, to purchase 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share at a price of $1.00 per whole warrant ($6,500,000 total or approximately $7,100,000 total if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share.
A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $204.0 million (or $234.6 million if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.
The private placement warrants will not be redeemable by us and will be exercisable on a cashless basis (see “Description of Securities—Warrants—Private Placement Warrants”).
Transfer restrictions on private placement
warrants
Pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal

Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).
Cashless exercise of private placement warrants
If holders of private placement warrants elect to exercise such private placement warrants on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of the Class A common stock over the exercise price of the private placement warrants by (y) the fair market value. For purposes of this paragraph, the “fair market value” shall mean the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise of the private placement warrants is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial stockholders or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he, she or it is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Proceeds to be held in trust account
The Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants must be deposited in a trust account. Of the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, $204,000,000, or $10.20 per unit ($234,600,000, or $10.20 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes or expenses relating to the administration of the trust account, the proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants will not be released from the trust account until the earlier of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Ability to extend time to complete our initial business combination
We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to complete our initial business combination within 18 months from the closing of this offering, we may, by resolution of our Board, if requested by our sponsor, extend the period of time to complete our initial business combination by an additional three month period (for a total of up to 21 months from the closing of this offering), subject to our sponsor (or its affiliates or designees) purchasing additional private placement warrants as set out below. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the time available for us to complete our initial business combination, our sponsor (or its affiliates or designees), upon no less than five days’ advance notice prior to the deadline, must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor (or its affiliates or designees) has the option to accelerate its purchase of the 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by three months. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation. For a more complete summary of the extension provision, see “Proposed Business—Initial Business Combination.”
In addition to our sponsor’s ability to extend our deadline to consummate an initial business combination by three months by purchasing additional private placement warrants as described above, we may also hold a stockholder vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity). Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and expenses relating to the administration of the trust account released to us) divided by the number of then issued and outstanding public shares. In addition, our sponsor, directors and officers have agreed, pursuant to the letter agreement, to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Anticipated expenses and funding sources
Except as described above with respect to the payment of taxes and expenses related to the administration of the trust account, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Assuming an interest rate of 0.10%, we estimate the trust account will generate approximately $204,000 of interest annually (or approximately $234,600 of interest annually if the underwriters’ over-allotment option is exercised in full); however, we can provide no assurance regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
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the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants not held in the trust account, which will be approximately $850,000 in working capital after the payment of approximately $1,650,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. The Nasdaq listing rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to us to pay our franchise and income taxes and excluding the amount of the deferred underwriting commissions) at the time of the agreement to enter into the initial business combination.
If our Board is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain a fairness opinion from an independent investment banking firm that is a member of The Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent accounting firm. We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
Permitted purchases of public shares and public warrants by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates, including IPI or its directors, officers and advisors, may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. There is no limit on the number of shares or public warrants our sponsor, directors, officers, advisors or their affiliates, including IPI and its directors, officers and advisors, may purchase in such transactions, subject to compliance with applicable law and the Nasdaq listing rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers must comply with such rules. Any such purchases must be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our sponsor, officers, directors, advisors and/or their affiliates, including IPI and its directors, officers and advisors, may not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.20 per public share, subject to potential increase pursuant to our sponsor’s option to purchase additional private placement warrants for a three month extension of our time to consummate an initial business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person, or by means of remote communication, or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriters’ over-allotment option is not exercised) in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our initial stockholders, may make it more likely that we will consummate our initial business combination.
Each public stockholder may elect to redeem his, her or its public shares irrespective of whether such public stockholder votes for or against the proposed transaction.
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to our transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination.
In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceeds the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise his, her or its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our amended and restated certificate of incorporation
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares of common stock attending and voting in a stockholder meeting), including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account, and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein), may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation or bylaws may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or in our initial business combination. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and expenses relating to the administration of the trust account released to us) divided by the number of then issued and outstanding public shares. In addition, our sponsor, directors and officers have agreed, pursuant to the letter agreement, to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described under “— Redemption rights for public stockholders upon completion of our initial business combination,” to pay the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets or companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated certificate of incorporation will provide that we will have only 18 months from the closing of this offering to complete our initial business combination (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.
The underwriters have agreed to waive their rights to the deferred underwriting commissions in the event we do not consummate an initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), in which case the amounts otherwise payable as deferred underwriting commissions will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to
insiders
There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, including IPI or its other subsidiaries, or their officers or directors, for services rendered to us prior to or in connection with the completion of our initial business combination, except that the following payments will be made to our sponsor, officers or directors, or our or their affiliates, including IPI, but not from the proceeds of this offering held in the trust account, prior to the completion of our initial business combination:
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repayment of an aggregate of up to $300,000 under the promissory note to cover offering-related and organizational expenses;

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payment to IPI of a total of $10,000 per month for office space and administrative and support services;

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reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination;

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payment to Cowen and Company, LLC and Intrepid Partners, LLC of (i) their respective portions of the deferred underwriting commissions, (ii) documented fees for any financial advisory, placement agency or other similar investment banking services that Cowen and Company, LLC and Intrepid Partners, LLC may provide to our company in the future, and (iii) documented reimbursements for any reasonable out-of-pocket expenses incurred by Cowen and Company, LLC and Intrepid Partners, LLC in connection with the performance of such services;

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repayment of working capital loans which may be made by our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period; and

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repayment of the sponsor loan in an amount of $4,000,000 (or up to $4,600,000 if the over-allotment option is exercised) but only in the event we complete our initial business combination and it has not been converted prior to such time.

Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors, or our or their affiliates, including IPI; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with our sponsor, officers, directors, advisors, or our or their affiliates, including IPI, to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers or directors, or our or their affiliates, including IPI or its other subsidiaries.

Audit Committee
We will establish and maintain an audit committee, which will be composed of a majority of independent directors and, within one year, will be composed of at least three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management—Committees of the Board of Directors—Audit Committee.”
Conflicts of Interest
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director is or will be required to present a business combination opportunity to one or more of such entities subject to his or her fiduciary duties. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will have a conflict in deciding as to the entity to which he or she presents such business combination opportunity and it may be the case that he or she may only present such opportunity to us if such other entity rejects the opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We believe that potential conflicts with IPI are naturally mitigated by the differing nature of the investments IPI would typically consider most synergistic to the existing IPI businesses and the types of transactions we expect to find most attractive based, in part, on transaction size and ability to operate as a standalone public company. Notwithstanding our belief regarding natural mitigation, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI and IPI and its subsidiaries may compete with us for acquisition opportunities that fall within IPI’s investment objectives or strategies. A decision by IPI to pursue an opportunity would preclude us from pursuing it and could have a negative impact on our ability to complete our initial business combination. In addition, investment ideas generated within IPI may be suitable for both us and for IPI and may be directed to IPI rather than to us and IPI may take commercial steps which may have an adverse effect on us, including with respect to any target we acquire in the initial business combination. See “Management—Conflicts of Interest.”
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account.
This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our directors and officers will indemnify us for claims by third parties, whether they are claims by vendors, prospective target businesses or otherwise.

Summary Risk Factors
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team and members of our Board, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should read and carefully consider these risks, together with the risks set forth in the section of this prospectus entitled “Risk Factors.” Such risks include, but are not limited to, the following:
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We are a newly formed company with no operating or revenue history, and you have no historical basis on which to evaluate our ability to achieve our business objective.

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Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

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Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

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As the number of special purpose acquisition companies (“SPACs”) evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets, which may cause prices for available targets to rise.

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Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination without obtaining stockholder approval.

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Your only opportunity to affect the investment decision regarding a potential initial business combination may be limited to the exercise of your right to redeem your shares from us for cash.

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If we seek stockholder approval of our initial business combination, our initial stockholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote, and their interests may differ from yours as a public stockholder.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential initial business combination targets, which may make it difficult or costly for us to enter into an initial business combination with a target.

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The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable initial business combination or optimize our capital structure.

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The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may limit our ability to conduct due diligence on potential initial business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

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Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the COVID-19 pandemic and other events and the status of debt and equity markets.

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If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates, including IPI or its directors, officers and advisors, may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A common stock, and their interests may differ from yours as a public stockholder.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering his, her or its shares, such shares may not be redeemed.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

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Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

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You will not be entitled to protections normally afforded to investors of many other blank check companies.

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Because of our limited resources and the significant competition for initial business combination opportunities, it may be more difficult or costly for us to complete an initial business combination or to do so with an attractive target. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.20 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

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If the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of this offering (or up to 21 months following the closing of this offering, if we extend that time period, as described in this prospectus), it could limit the amount available to fund our working capital requirements and our search for a target business or businesses and to complete our initial business combination, which we expect would force us to depend on loans from our sponsor, its affiliates, including IPI, or members of our management team for those funds. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

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We face several risks relating to increased regulatory and third-party scrutiny of SPACs.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination
We are a newly formed company with no operating or revenue history, and you have no historical basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating or revenue history, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no historical basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of November 17, 2021, we had $25,000 in cash and a working capital deficiency of $462,182. Further, we have incurred, and expect to continue to incur, significant costs in pursuit of an initial business combination. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination without obtaining stockholder approval.
We may decide not to hold a stockholder vote to approve our initial business combination unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. For instance, the Nasdaq listing rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our issued and outstanding common stock to a target business as consideration in any initial business combination. Therefore, if we were structuring an initial business combination that required us to issue more than 20% of our issued and outstanding common stock, we would seek stockholder approval of such initial business combination. Except as required by law or stock exchange rule, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination without obtaining stockholder approval. Please see the section of this prospectus entitled “Proposed Business—Stockholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.
If we seek stockholder approval of our initial business combination, our initial stockholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote, and their interests may differ from yours as a public stockholder.
Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders, officers and directors have agreed to vote their founder shares, as well as any public shares purchased during or after this offering, as applicable, in favor of our initial business combination. Our initial stockholders will own shares representing 20% of our outstanding shares of common stock immediately following the completion of this offering. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriters’ over-allotment option is not exercised) in order to have our initial business combination approved. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders, and we may complete our initial business combination even if a majority of our public stockholders vote against such a combination. And our initial stockholders, as well as our directors and officers, may have a different interest from yours in our completing an initial business combination.
Your only opportunity to affect the investment decision regarding a potential initial business combination will be the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since we may decide to complete an initial business combination without seeking stockholder approval unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or we decide to hold a stockholder vote for business or other legal reasons, public stockholders may not have the right or opportunity to vote on the initial business combination, unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential initial business combination will be the exercise of your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential initial business combination targets, which may make it difficult or costly for us to enter into an initial business combination with a prospective target and may not allow us to complete the most desirable initial business combination.
We may seek to enter into an initial business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders redeem their shares for cash, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination or than such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related initial business combination and may instead search for an alternate initial business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination transaction with us. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable initial business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many public stockholders may exercise their redemption rights, and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of the consummation of our initial business combination. The above considerations may limit our ability to complete the most desirable initial business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination and such amount of the deferred underwriting commissions is not available for us to use as consideration in an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you will not receive your pro rata portion of the trust account until we liquidate the trust account. If you were in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may limit our ability to conduct due diligence on potential initial business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). Additionally, our sponsor is under no obligation to fund any monies necessary to extend the duration of the trust account. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. If we complete an initial business combination without as thorough a due diligence review as we could conduct with more time, that business may not be as attractive as we thought.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.20 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
Our amended and restated certificate of incorporation will provide that we must complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including, among other things, as a result of terrorist attacks, natural disasters or a significant outbreak of infectious diseases. For example, the COVID-19 pandemic continues to spread both in the United States and globally and, while the extent of the continued impact of the pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire. It may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.
If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.20 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
Our ability to extend the time period for us to consummate an initial business combination may not be in your interest. Our sponsor is not obligated to extend the time for us to complete our initial business combination as described above. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.
If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates, including IPI or its directors, officers and advisors, may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A common stock, and their interests may differ from yours as a public stockholder.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers and advisors, may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise his, her or its redemption rights. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers and advisors, may purchase in such transactions, subject to compliance with applicable law and the Nasdaq listing rules. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if he, she or it elected to redeem his, her or its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material non-public information), our initial stockholders, directors, officers, advisors or their affiliates, including IPI or its directors, officers and advisors, may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. In the event that our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers and advisors, purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met, and their interests in doing so may differ from yours as a public stockholder, and their interests in doing so may differ from yours as a public stockholder. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases must be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering his, her or its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem his, her or its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to our transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, his, her or its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination—Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. federal securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering, the entry into the sponsor loan and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders including you are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.
Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the COVID-19 pandemic and other events and the status of debt and equity markets.
The COVID-19 pandemic has, and is continuing to, spread throughout the world, including the United States. The COVID-19 pandemic has resulted in a widespread health crisis that has, and may continue to, adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments (including any potential further resurgences of COVID-19, including variants thereof, and continued vaccination efforts), which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. While vaccines for COVID-19 are being, and have been, developed, there is no guarantee that any such vaccine will be durable and effective consistent with current expectations and we expect it will take significant time before the vaccines are available, administered and accepted on scale significant enough to mitigate these disruptions. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extended period of time or other matters of global concern result in protectionist sentiments or legislation in our target markets (including, but not limited to, potential legislation targeting the phaseout of the upstream oil industry), our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks,

natural disasters or a significant outbreak of other infectious diseases) could have a material adverse effect on our ability to raise adequate financing, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Finally, the COVID-19 pandemic or other outbreaks of infectious diseases may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross border transactions.
Because of our limited resources and the significant competition for initial business combination opportunities, it may be more difficult or costly for us to complete an initial business combination or to do so with an attractive target. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our then-available financial resources. This inherent competitive limitation gives others a comparative advantage in pursuing the acquisition of certain target businesses.
Furthermore, because we are obligated to pay cash for the shares of Class A common stock that our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. In addition, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target companies. Any of these factors may place us at a competitive disadvantage in successfully negotiating and completing an initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
If the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of this offering (or up to 21 months following the closing of this offering, if we extend that time period, as described in this prospectus), we may be unable to complete our initial business combination and it could limit the amount available to fund our working capital requirements and our search for a target business or businesses and to complete our initial business combination, which we expect would force us to depend on loans from our sponsor, its affiliates, including IPI, or members of our management team for those funds. If we are unable to obtain these loans, we may be unable to complete our initial business combination.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 18 months following the closing of this offering (or up to 21 months following the closing of this offering, if we extend that time period, as described in this prospectus), assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months (or up to 21 months, if we extend that time period, as described in this prospectus); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
Of the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, only approximately $850,000 will be available to us initially outside the trust account to fund our working capital requirements and to search for an initial business combination, to pay our franchise and income taxes and expenses relating to the administration of the trust account and to complete our initial business combination. In the event that our offering expenses exceed our estimate of $1,650,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to withdraw interest from the trust account as described elsewhere in this prospectus and/or borrow funds from our sponsor, management team, IPI or its other subsidiaries or other third parties to operate, or we may be forced to liquidate. None of our sponsor, members of our management team, IPI or its other subsidiaries nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination.
If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.20 per share on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than the underwriters and our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors and officers will indemnify us for claims by third parties, whether they are claims by vendors, prospective target businesses or otherwise.
Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.20 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our directors and executive officers to the fullest extent permitted by law. However, our directors and executive officers have agreed, pursuant to a letter agreement with us, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if: (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors, directors and executive officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and executive officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and executive officers pursuant to these indemnification provisions.
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either “preferential transfers” or “fraudulent conveyances.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we will face several negative consequences.
If we are deemed to be an investment company under the Investment Company Act, the securities we issue, including our common stock and warrants, will be void as a matter of law. Our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome compliance requirements, including:
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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” (as defined under the Investment Company Act) constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is an initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.
We are subject to laws and regulations enacted by federal, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the prescribed time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 18th month from the closing of this offering (or up to 21st month from the closing of this offering, if we extend that time period, as described in this prospectus) in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the prescribed time frame is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
We may fail to hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.
Nasdaq corporate governance requirements do not require us to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may fail to hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, which could result in us not being in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Until we hold an annual meeting of stockholders, our public stockholders may not be afforded the opportunity to discuss company affairs with management.
The grant of registration rights to our initial stockholders and their respective permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their respective permitted transferees can demand that we register their founder shares, after those shares convert to our Class A common stock at the time of our initial business combination. In addition, holders of our private placement warrants and their respective permitted transferees can demand that we register the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial stockholders, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered.
Because we have not yet selected or approached any specific target business with respect to an initial business combination, there is no basis to identify any particular target business as to which you could evaluate the merits or risks of its operations or other characteristics.
Although we expect to focus our search for a target business in the energy, natural resources and environmental and water infrastructure industries in North America (including, without limitation, related services and technologies), we may seek to complete an initial business combination with an operating company in any industry, geography or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to complete our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to an initial business combination, there is no basis to identify any particular target business as to which you could evaluate the merits or risks of its operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by any of the numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an initial business combination target. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following the initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.

Because we intend to seek an initial business combination with a target business in the energy, natural resources and environmental and water infrastructure industries in North America (including, without limitation, related services and technologies), we expect our future operations to be subject to risks associated with this sector.
We intend to focus our search for a target business in the energy, natural resources and environmental and water infrastructure industries in North America (including, without limitation, related services and technologies). Because we have not yet identified or approached any specific target business, we cannot provide specific risks of any initial business combination. However, we expect our future operations to be subject to risks inherent in investments in these industries, which include, but are not limited to, the following:
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volatility of oil and natural gas prices;

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price and availability of alternative fuels, such as solar, coal, nuclear and wind energy;

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significant federal, state and local regulation, taxation and regulatory approval processes as well as changes in applicable legislation, laws and regulations;

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denial or delay of receiving requisite regulatory approvals and/or permits;

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the speculative nature of and high degree of risk involved in investments in the upstream, midstream and energy services sectors, including relying on estimates of oil and gas or other reserves and the impacts of regulatory and tax changes;

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exploration and development risks, which could lead to environmental damage, injury and loss of life or the destruction of property;

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drilling, exploration and development risks, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, fires, spills and other environmental risks, any of which could lead to environmental damage, injury and loss of life or the destruction of property;

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proximity and capacity of oil, natural gas and other transportation and support infrastructure to production facilities;

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availability of key inputs, such as strategic consumables and raw materials and drilling and processing equipment;

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available pipeline, storage and other transportation capacity;

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changes in global supply and demand and prices for commodities;

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impact of energy conservation efforts;

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technological advances affecting energy production and consumption;

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overall domestic and global economic conditions;

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availability of, and potential disputes with, independent contractors;

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climate change and climate change legislation;

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adverse weather conditions, natural disasters or other events (such as equipment malfunctions, explosions, fires or spills);

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value of the U.S. dollar relative to the currencies of other countries; and

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terrorist acts.

If the assumptions underlying a potential target’s oil and gas or other reserve estimates are inaccurate or if future events cause such previous assumptions to be negatively adjusted, the quantities and value of such reserves, and in turn the post-acquisition company’s financial condition and results of operations, could be adversely affected.
There are numerous uncertainties inherent in estimating oil and gas or other reserves. As a result, reserve estimates necessarily depend upon a number of assumptions, including the following:
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geologic, drilling and mining conditions, which may not be fully identified by available exploration data and may differ from our experiences in areas with which we are familiar;

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future prices, operating costs, capital expenditures, royalties, severance and excise taxes, and development and reclamation costs;

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future drilling and mining technology improvements;

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the effects of governmental regulation; and

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variations in mineralogy.

In addition, because reserves are estimates built on various assumptions, they cannot be audited for the purpose of verifying exactness. It is only after extraction that reserve estimates can be compared to actual values to adjust estimates of the remaining reserves. If any of the assumptions made in connection with a potential target’s reserve estimates are incorrect, the amounts that the post-acquisition company may be able to economically recover from its properties could be significantly lower than initial reserve estimates. In addition, we plan to periodically review the assumptions underlying any reserve estimates. If future events cause us to negatively adjust our previous assumptions, reserve estimates could be adversely affected. In any of these events, our financial condition and results of operations could be adversely affected.
Drilling, exploration and development are complex processes that frequently experience disruptions, which could adversely affect our results of operations.
The processes of drilling, exploration and development are complex. Delays can occur due to equipment failures, unusual or unexpected geological conditions, environmental hazards, acts of nature, and other unexpected events or problems. Furthermore, production is dependent upon the maintenance and geotechnical structural integrity of physical properties. The amounts that the post-acquisition company may be required to spend on maintenance and repairs may be significant.
We may acquire properties or facilities that are relatively old, which may increase our compliance and other costs. As an example, as mining progresses at an underground mine, operations typically move further away from the shafts and, despite modernization through sustaining capital, fixed assets may require increased repair or refurbishment. These conditions increase the exposure to higher operating costs or the increased probability of incidents.
Drilling, exploration and development are hazardous processes, and accidents could result in significant costs or production delays.
The processes of drilling, exploration and development are hazardous and involve various risks and hazards that can result in serious accidents. If accidents or unforeseen events occur, or if the post-acquisition company’s safety procedures are not effective, the post-acquisition company could be subject to liabilities arising out of personal injuries or death, the post-acquisition company’s operations could be interrupted, or the post-acquisition company could be required to shut down or abandon affected facilities. Accidents could cause the post-acquisition company to expend significant amounts to remediate safety issues or repair damaged facilities.
Existing or expanded oil and gas development near any properties or facilities we acquire could result in methane gas leaking from an oil and gas well into our properties or facilities. Any intrusion of methane gas into the post-acquisition company’s properties or facilities could cause a fire or an explosion resulting in loss of life or significant property damage or could require the suspension of all operations until the completion of extensive modifications and re-equipping of the property or facility. The costs of modifying properties or facilities could make it uneconomical to reopen such properties or facilities.
The risks that IPI faces, if they materialize, may have a negative effect on us.
While we believe that the experience and collective relationship network of IPI and our management team and directors may benefit us in identifying and evaluating a target asset and/or company for our initial business combination, among other things, we also indirectly face the risks that IPI itself faces. If IPI were to suffer material adverse consequences to, among other things, its business, financial performance or reputation, those consequences would become known since IPI is a public company. That publicity could have a negative effect on us, our management team, our directors, our stock price and a target’s willingness to enter into a business combination with us or its confidence in doing so. Adverse consequences to IPI could also have a negative effect on our sponsor, including its ability to finance our working capital needs and to satisfy any obligations that it may have to us, as well as its willingness to purchase additional private placement warrants from us in order to extend the period of time to complete our initial business combination and/or any additional investments in connection with an initial business combination. These risks are beyond our ability to control.

Physical effects of climate change, and climate change legislation, could have a negative effect on the post-acquisition company and its customers, and, in turn, its results of operations.
The prospective impact of climate change on the post-acquisition company’s operations and its customers’ operations remains uncertain, but the physical effects of climate change could have an adverse effect on it and its customers as experts believe that climate change may be associated with more extreme weather conditions. These effects could include, but may not be limited to, changes in regional weather patterns, including drought and rainfall levels, timing and duration of wintry precipitation and snow events, water availability, sea levels, storm patterns and intensities and temperature levels, including increased volatility in seasonal temperatures via excessively hot or cold temperatures. These extreme weather conditions could vary by geographic location. Severe climate change could have an adverse effect on the post-acquisition company’s costs, production, or sales
In addition, in recent years, the United States Congress has considered legislation to reduce emissions of GHGs. These initiatives could restrict the post-acquisition company’s or its customers’ operations, require the post-acquisition company or its customers to make changes in their respective businesses that would increase the post-acquisition company’s operating costs, reduce its efficiency or limit its output, require it to make capital improvements to its facilities, increase its energy, raw material and transportation costs or limit their availability, or otherwise materially adversely affect the post-acquisition company’s financial condition and results of operations. As of the date of this prospectus, it appears unlikely that comprehensive climate legislation will be passed by either house of Congress in the near future, although energy legislation and other regulatory initiatives are expected to be proposed that may be relevant to GHG emissions issues. In addition, a number of states are addressing GHG emissions, primarily through the development of emission inventories or regional GHG cap and trade programs. Depending on the particular program, the post-acquisition company and its customers could be required to control GHG emissions or to purchase and surrender allowances for GHG emissions resulting from our operations.
Independent of Congress, the Environmental Protection Agency (“EPA”) has adopted regulations controlling GHG emissions under its existing authority under the Clean Air Act (the “CAA”). For example, following its findings that emissions of GHGs present an endangerment to human health and the environment because such emissions contributed to warming of the earth’s atmosphere and other climate changes, the EPA has adopted regulations under existing provisions of the CAA that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources that are already potential major sources for conventional pollutants. In addition, the EPA has adopted rules requiring the monitoring and reporting of GHG emissions from specified production, processing, transmission and storage facilities in the United States on an annual basis.
Further, in December 2015, over 190 countries, including the United States, reached an agreement to reduce global GHG emissions, also known as the Paris Agreement. The Paris Agreement entered into force in November 2016 after more than 170 nations, including the United States, ratified or otherwise indicated their intent to be bound by the agreement. After previously withdrawing, the United States rejoined the Paris Agreement in January 2021. Actions taken by the United States and other countries to implement the Paris Agreement or otherwise impose regulations on the post-acquisition company’s industry or its customers’ industries aimed at reducing GHG emissions could have an adverse effect on the post-acquisition company’s business.
It is also possible that future legislation or regulation addressing climate change, including in response to the Paris Agreement or any new international agreements, could adversely affect the post-acquisition company’s operations, energy, raw material and transportation costs, results of operations, liquidity or capital resources, and these effects could be material or adversely impact the post-acquisition company. In addition, to the extent climate change restrictions imposed in countries where the post-acquisition company’s competitors operate are less stringent than where the post-acquisition company operates, competitors operating in those countries could gain cost or other competitive advantages over the post-acquisition company.

Past performance by our team or IPI, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.
Information regarding performance by our team or IPI is presented for informational purposes only. Past performance of our team or IPI is not a guarantee of the consummation of a successful initial business combination or our ability to successfully identify and execute a transaction. You should not rely on the historical record of members of our team or their respective affiliates, including IPI, as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team and Board have been involved in businesses and deals that were unsuccessful. An investment in us is not an investment in IPI.
We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.
We will consider an initial business combination outside of our management’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Moreover, none of our officers and only one of our directors has had management or deal execution experience with SPACs in the past. Although our management will endeavor to evaluate the risks inherent in any particular initial business combination candidate, we cannot assure you that we will adequately ascertain or assess all the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all the significant risk factors. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination, and prices for available targets may rise.
Recently, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration with the SEC. As a result, at times, fewer attractive targets may be available, which may cause prices for available targets to rise, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close initial business combinations or operate targets post-initial business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective initial business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult or costly for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult or costly for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by any of the numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain a fairness opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our Board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain a fairness opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our Board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional shares of common stock or preferred stock to complete our initial business combination and may issue shares of common stock to redeem the warrants or issue shares of common stock or preferred stock under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 180,000,000 and 15,000,000 (assuming, in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account the shares of Class A common stock reserved for issuance upon exercise of any outstanding warrants or the shares of Class A common stock issuable upon conversion of Class B common stock. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. Shares of Class B common stock are convertible into shares of our Class A common stock initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A common stock or equity-linked securities related to our initial business combination.
We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination (including pursuant to a specified future issuance). After the completion of our initial business combination, we may issue a substantial number of additional shares of common stock to redeem the warrants as described in “Description of Securities—Warrants—Public Stockholders’ Warrants” or shares of common or preferred stock under an employee incentive plan. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional shares of common or preferred stock:
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may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
Our company has overlapping directors and management with multiple entities, each of which may lead to conflicting interests. Additionally, all of our officers and directors have, and in the future may have, additional fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, which may lead to additional conflicting interests.
All of our officers also serve as officers of IPI, and there are overlapping directors with IPI. Our officers and members of our Board have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at IPI have fiduciary duties to IPI’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting us and IPI to which they owe fiduciary duties.
As described under “Management—Conflicts of Interest,” each of our officers and directors has, and any of them in the future may have, additional fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director may be required to present a business combination opportunity to one or more of such entities before he or she presents such opportunity to us. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, including IPI or otherwise. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Additionally, none of IPI, our initial stockholders or any other entity currently has any obligation or duty to provide us with any potential initial business combination opportunity.
IPI is diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products for use in agriculture, animal feed and the oil and gas industry. As a result, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI. Conflicts may arise from IPI’s indirect ownership of our company, as well as from actions undertaken by any its subsidiaries. IPI and its subsidiaries may compete with us for acquisition opportunities that fall within IPI’s investment objectives or strategies. A decision by IPI to pursue an opportunity would preclude us from pursuing it and could have a negative impact on our ability to complete our initial business combination. In addition, investment ideas generated within IPI may be suitable for both us and for IPI and may be directed to IPI rather than to us and IPI may take commercial steps which may have an adverse effect on us, including with respect to any target we acquire in the initial business combination.
Moreover, certain of our directors and all of our officers own stock and other equity awards in IPI. These ownership interests and/or such disparity could create, or appear to create, potential conflicts of interest when the applicable individuals are faced with decisions that could have different implications for our company and IPI.

Furthermore, we may enter into transactions with IPI or its other subsidiaries. While any potential conflict that qualifies as a “related party transaction” (as defined in Item 404 of Regulation S-K under the Securities Act) is subject to review by an independent committee of the applicable issuer’s board of directors in accordance with its corporate governance guidelines, there can be no assurance that the terms of any such transactions will be as favorable to us as would be the case where there is no overlapping officer or director. See “— We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, IPI or our officers, directors or existing holders which may raise potential conflicts of interest.”
As a result of these potential conflicts of interest, we may lose opportunities for initial business combinations and, more broadly, may not receive the undivided loyalty, commitment and attention of our directors and officers that a company normally receives.
We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, IPI or our officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, IPI or our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, IPI or our officers or directors. Any such parties may co-invest with us in the target business at the time of our initial business transaction, or we could raise additional proceeds to complete the acquisition by making a future issuance to any such parties, which may give rise to certain conflicts of interest. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management—Conflicts of Interest.” Such entities may compete with us for initial business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus entitled “Proposed Business—Sources of Target Businesses” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain a fairness opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
You may not know at the time of this offering the identities of independent directors that may be responsible for evaluating an initial business combination.
Although we do not currently intend to add additional independent directors to our Board after the closing of this offering, if we do, investors will not know the identities of all of the independent directors, and will be unable to evaluate the qualifications and backgrounds of such additional independent directors or the full composition of the Board, at the time of this offering. Also, at the time of this offering, investors may not know the independent directors that may be responsible for evaluating an initial business combination. After additional independent directors are appointed, if any, those additional independent directors will be available to evaluate any initial business combination. In addition, while we may add more independent directors after completion of our initial public offering, we cannot assure you that if we do add such independent directors that we will be able to do so in time for them to evaluate the risks associated with an initial business combination as described above. As a result, you may not have the benefit of these additional independent directors in connection with the Board’s evaluation of the initial business combination.
Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed and our officers and directors may have differing personal and financial interests than you, a conflict of interest may arise in determining whether a particular initial business combination target is appropriate for our initial business combination.
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer

25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to the initial investment in the company of $25,000 by our sponsor we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering.
The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full), each exercisable for one share of our Class A common stock at $11.50 per share, for a purchase price of approximately $6,500,000 total (or approximately $7,100,000 total if the underwriters’ over-allotment option is exercised in full), or $1.00 per whole warrant, that will also be worthless if we do not complete an initial business combination.
Our sponsor, directors and officers have agreed, pursuant to a letter agreement that they have entered into with us, (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. The founder shares will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail in this prospectus, and are entitled to registration rights.
In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director, including IPI. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target initial business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears.
As a result of the above, our initial stockholders, officers and directors may have different interests from yours regarding an initial business combination.
Since our initial stockholders have a significant economic interest in our sponsor, our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Our officers and directors have a significant economic interest in our sponsor. This economic interest creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for public investors.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although, except as described in this prospectus, we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared and our ability to pay expenses, make capital expenditures and acquisitions, fund other general corporate purposes and develop and grow any target business we acquire;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

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other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
Of the net proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants, up to $204,850,000 (or $235,450,000 if the underwriters’ over-allotment option is exercised in full) will be available for working capital and to complete our initial business combination and pay related fees and expenses (which includes up to approximately $7,000,000, or up to approximately $8,050,000 if the underwriters’ over-allotment option is exercised in full, for the payment of the deferred underwriting commissions).
We may complete our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to complete our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in specific industries. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult or costly for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional costs and risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to complete our initial business combination with a privately held company. Very little public information generally exists about private companies compared to companies that have been through an SEC registration process and have publicly held securities, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.
Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even if a substantial majority of our public stockholders does not agree with the transaction and has redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, has entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates, including IPI. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceeds the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate initial business combination.
In order to complete our initial business combination, we may seek to amend our amended and restated certificate of incorporation or other governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination but that our stockholders or warrant holders may not support.
In order to complete an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreement, in a manner that made it easier for them to complete their initial business combination or change their industry focus. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or other governing instruments or change our industry focus in order to complete our initial business combination even if our stockholders or warrant holders do not support the amendment.
The provisions of our amended and restated certificate of incorporation that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.
Some other blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-initial business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the election or removal of directors prior to our initial business combination, which require the approval by holders of a majority of at least 90% of the issued and outstanding shares of our common stock voting at a stockholder meeting) related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account, and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein), may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation or bylaws may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL and applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or in our initial business combination. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation that govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.
Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of amounts released to us to pay taxes and expenses related to the administration of the trust), divided by the number of then issued and outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, this letter agreement and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of the letter agreement. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular initial business combination.
Although we believe that the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share plus any pro rata interest earned on the funds held in the trust account (and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account) (less up to $100,000 of interest released to us to pay dissolution expenses) on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.20 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors in this section.
Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial stockholders will own shares representing 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our Board, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may fail to hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” Board, only a minority of the Board will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.
Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to complete our initial business combination.
We will be issuing warrants to purchase 10,000,000 shares of our Class A common stock (or up to 11,500,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement warrants to purchase 6,500,000 (or up to 7,100,000 if the underwriters’ over-allotment option is exercised in full) shares of Class A common stock at $11.50 per share. Our initial stockholders currently own 5,750,000 founder shares. The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor, including IPI, or certain of our officers and directors make any working capital loans, up to $1,500,000 of such working capital loans may be converted into warrants, at the price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
To the extent we issue shares of Class A common stock to complete an initial business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and will likely reduce the value of the shares of Class A common stock issued to complete the initial business combination. Therefore, our warrants and founder shares may make it more difficult to complete an initial business combination or increase the cost of acquiring the target business.
The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial stockholders or their respective permitted transferees, (i) they will not be redeemable by us, (ii) pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination, (iii) the private placement warrants may be exercised by the holders on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants”) and (iv) the holders thereof (including with respect to the shares of common stock issuable upon exercise of these warrants) are entitled to registration rights.
We may seek initial business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
We may seek initial business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the initial business combination may not be as successful as we anticipate.
To the extent we complete our initial business combination with a large, complex business or businesses or entity or entities with a complex operating structure, we may also be affected by any of the numerous risks inherent in the operations of the business or businesses with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our initial business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.
Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult or costly for us to complete our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. If we no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. If the target company does not have internal control to achieve compliance with the Sarbanes-Oxley Act, it will increase the time and costs necessary to complete the acquisition of that company.
A provision of our warrant agreement may make it more difficult or costly for us to consummate an initial business combination.
Unlike many blank check companies, if (i) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share; (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the greater of the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination and the newly issued price and, in the case of the public warrants only, the $18.00 per share redemption trigger price described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination and the newly issued price. This could make it more difficult for us to consummate an initial business combination with a target business.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as mergers and acquisitions advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing mergers and acquisitions advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s-length negotiation. No agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates, however, prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and that we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the completion of any business combination, including an initial business combination. The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of an initial business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
Unlike similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation, our sponsor also has the right to extend the term we have to consummate our initial business combination to up to 21 months from the closing of this offering without providing our stockholders with a corresponding redemption right.
We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to complete our initial business combination within 18 months from the closing of this offering, we may, by resolution of our Board, if requested by our sponsor, extend the period of time to complete our initial business combination by an additional three month period (for a total of up to 21 months from the closing of this offering), subject to our sponsor (or its affiliates or designees) purchasing additional private placement warrants as set out below. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the time available for us to complete our initial business combination, our sponsor (or its affiliates or designees), upon no less than five days’ advance notice prior to the deadline, must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor (or its affiliates or designees) has the option to accelerate its purchase of the 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by three months. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation. For a more complete summary of the extension provision, see “Proposed Business—Initial Business Combination.”
Our sponsor is not obligated to extend the time for us to complete our initial business combination as described above. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.
Risks Relating to the Post-Initial Business Combination Company
Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following the initial business combination could suffer a reduction in the value of his, her or its securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure an initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect, and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business will be negatively impacted. Accordingly, any public stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following the initial business combination could suffer a reduction in the value of his, her or its securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place, which could have a material adverse effect on the operations, business and operating results of that company.
If our management team, following our initial business combination, is unfamiliar with U.S. federal securities laws and other laws and regulations applicable to public companies, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.
Following our initial business combination, any or all of our management team could resign from their positions as officers of the post-initial business combination company, and the management of the target business at the time of the initial business combination could remain in place. Management of the target business, which may have experience with only early-stage companies, may not be familiar with U.S. federal securities and other laws and regulations applicable to public companies. If new management is unfamiliar with U.S. federal securities and other laws and regulations applicable to public companies, they may have to expend time and resources becoming familiar with such laws and regulations. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.
Risks Relating to Acquiring and Operating a Business in Foreign Countries
If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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higher costs and difficulties inherent in managing non-U.S. or cross-border business operations and complying with different commercial and legal requirements of foreign markets;

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different laws, rules and regulations, including those relating to currency redemption, which may be difficult to comply with and which may increase our compliance costs and reduce our profitability;

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laws governing the manner in which future business combinations may be effected;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles and challenges in collecting accounts receivable;

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changes in local regulations as part of a response to the COVID-19 pandemic;

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complex corporate withholding taxes on individuals and other tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation, price instability and interest rate fluctuations;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

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deterioration of political relations with the United States; and

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government appropriations of assets and other political risks.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.
Exchange rate fluctuations and currency policies may cause a target business’s ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in North America fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
Risks Relating to our Management Team
We are dependent upon our officers and directors, and the loss of one or more of them could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination.
We do not intend to have any full-time employees prior to the completion of our initial business combination, nor do we have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. Without these resources and protections, the unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
Members of our management team may negotiate employment or consulting agreements with a target business in connection with a particular initial business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular initial business combination is the most advantageous.
Members of our management team may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations could take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
In addition, there is no certainty that any members of our management team will remain with us after the completion of our initial business combination. We cannot assure you that any members of our management team will remain in senior management or advisory positions with us. The determination as to whether any members of our management team will remain with us will be made at the time of our initial business combination.

Our ability to successfully complete our initial business combination and to be successful thereafter will be totally dependent upon the efforts of members of our management team, some of whom may not join us following our initial business combination. The loss of such people could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully complete our initial business combination is dependent upon the efforts of members of our management team. The role of members of our management team in the target business, however, cannot presently be ascertained. Although some members of our management team may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. As described in more detail in the section of this prospectus entitled “Management—Conflicts of Interest,” each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. In addition, each of our officers and certain of our directors are affiliated with IPI, which is an operating company that makes investments and operates in a portion of the industry we expect to target for our initial business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, including identifying potential initial business combinations and monitoring the related due diligence, which may have a negative impact on our ability to complete our initial business combination. In addition, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Conflicts of Interest.”
Each of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including IPI, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including IPI. As a result, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI.
Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities in the future to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our officers, directors, security holders and their respective affiliates, including IPI, may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates, including IPI, from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact (subject to certain approvals and consents), we may enter into an initial business combination with a target business that is affiliated with our sponsor, IPI, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
In particular, IPI is an operating diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products for use in agriculture, animal feed and the oil and gas industry. As a result, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI.
Risks Related to our Securities
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we will use our commercially reasonable efforts to file with the SEC, and to cause within 60 business days following our initial business combination to be declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain its effectiveness, and the effectiveness of a current prospectus relating to those shares of Class A common stock, until the warrants expire or, in the case of the public warrants only, are redeemed, as specified in the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration or qualification is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants, but we will be required to use our commercially reasonable efforts to register or qualify for sale that Class A common stock under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise such private placement warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their private placement warrants and sell the shares of Class A common stock underlying such private placement warrants while holders of our public warrants would not be able to exercise their public warrants and sell the underlying common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their public warrants.
If our securities are approved for listing, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing rules, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels.
Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, the aggregate market value of publicly-held shares would be required to be at least $20.0 million and we would be required to have at least 400 round lot holders. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Certain agreements related to this offering may be amended without stockholder approval.
The letter agreement between us and our sponsor, officers and directors, the registration rights agreement among us and our sponsor, and the services agreement between us and IPI, may be amended without stockholder approval. For example, we may amend the services agreement upon mutual written agreement with IPI. These agreements contain various provisions, including transfer restrictions on our founder shares held by our sponsor, that our public stockholders might deem to be material.
While we do not expect our Board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the completion of our initial business combination. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.
The exercise price of the public warrants is higher than was typical in many similar blank check company offerings in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided in this prospectus. As a result, the warrants are more likely to expire worthless.
Our letter agreement with our sponsor, officers and directors and registration rights agreement may be amended, and provisions therein may be waived, without stockholder approval.
Our letter agreement with our sponsor, officers and directors contains provisions relating to transfer restrictions of our founder shares and private placement warrants, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement and the registration rights agreement may be amended, and provisions therein may be waived, without stockholder approval (although releasing the parties from the restriction contained in the letter agreement not to transfer any units, warrants, shares of Class A common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock for 180 days following the date of this prospectus will require the prior written consent of Cowen and Company, LLC and Intrepid Partners, LLC). While we do not expect our Board to approve any amendment to or waiver of the letter agreement or registration rights agreement prior to our initial business combination, it may be possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of such agreements. Any such amendments or waivers would not require approval from our stockholders and may have an adverse effect on the value of an investment in our securities.
Our sponsor contributed approximately $0.004 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the as-adjusted net tangible book value (deficit) per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units or the private placement warrants, you and the other public stockholders will incur an immediate and substantial dilution of approximately $12.03 per share or 120.3% (or $12.05 per share or 120.5% if the underwriters exercise their over-allotment option in full), the difference between the as-adjusted net tangible book value (deficit) per share of $(2.03) (or $(2.05) if the underwriters exercise their over-allotment option in full) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other modification or amendment to the terms of the public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the public warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a public warrant. Our initial stockholders may purchase public warrants with the intention of reducing the number of public warrants outstanding or to vote such warrants on any matters submitted to warrantholders for approval, including amending the terms of the public warrants in a manner adverse to the interests of the registered holders of public warrants. While our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for such transactions, there is no limit on the number of our public warrants that our initial stockholders may purchase and it is not currently known how many public warrants, if any, our initial stockholders may hold at the time of our initial business combination or at any other time during which the terms of the public warrants may be proposed to be amended. Please see “Proposed Business—Permitted Purchases of our Securities.”
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the exclusive forums for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forums for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce (i) any liability or duty created by the Exchange Act or the rules and regulations thereunder for which Section 27 of the Exchange Act creates exclusive federal jurisdiction, (ii) with respect to suits brought in federal courts, any duty or liability created by the Securities Act or the rules and regulations thereunder for which Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts or (iii) any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provision. However, the enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our warrant agreement. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.
We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your public warrants worthless.
We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per public warrant, if, among other things, the closing price of our Class A common stock has been at least $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within a 20 trading-day period ending on the third trading day prior to the date on which the notice of redemption is given to the public warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the issued and outstanding public warrants could force you to: (1) exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so (2) sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants; or (3) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your public warrants. The private placement warrants will be nonredeemable so long as they are held by our sponsor or its permitted transferees (except as described below under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).
Our management team’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A common stock upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.
If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management team will have the option to require any holder that wishes to exercise its public warrants (including any public warrants held by our sponsor, officers, directors or their permitted transferees) to do so on a “cashless basis.” If our management team chooses to require holders to exercise their public warrants on a cashless basis, the number of Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised their public warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of common stock and one redeemable warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in some industries. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in some industries since we have no historical operations or financial results.
Our sponsor’s, officers’ and directors’ equity ownership may create or appear to create conflicts of interest.
Our sponsor’s and independent directors’ ownership, and our officers’ and certain of our directors’ indirect ownership through IPI’s ownership of our sponsor, of our Class B common stock may create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Class A common stock, including the structure of our initial business combination, any financing or private placement in connection with our initial business combination, the election of directors, amendments of our organizational documents and any merger, consolidation or sale of all or substantially all of our assets. That conflict may work to your disadvantage as a holder of the units, and it may negatively affect the future value of your units.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential initial business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases). Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities, at attractive prices or at all, unless a market can be established and sustained.
Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered Board and the ability of the Board to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation will designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim against us, our directors, officers, or employees that is governed by the internal affairs doctrine; provided that the exclusive forum provision will not apply to suits (a) brought to enforce any liability or duty created by the U.S. federal securities laws, for which the federal courts have exclusive jurisdiction, or to any other claim for which the federal courts have exclusive jurisdiction; (b) which the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (c) for which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or (d) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock will be deemed to have notice of, and consented to, the provisions of our amended and restated certificate of incorporation described in the preceding sentence. Our amended and restated certificate of incorporation will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We believe these provisions will benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes and in the application of the Securities Act by federal judges, as applicable, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.
General Risk Factors
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we are not required to adopt the new or revised standard at the time public companies (including emerging growth companies that have opted out of using the extended transition period) adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
Our officers, directors and IPI are from time to time involved in other business ventures unrelated to our business that may generate business or legal disputes with investors and others unrelated to the company, and these disputes may distract our management from operating our company and may result in adverse publicity that could negatively affect us.
Our officers, directors and IPI are from time to time involved in a number of other business ventures unrelated to our business. The operation of these other businesses may from time to time generate business or legal disputes involving investors or other parties. These disputes could involve allegations of mismanagement or fraud that could become public and could result in adverse publicity for the parties involved. Any such disputes could distract the officer or director involved in the dispute from time that might otherwise be spent in the operation of our company. Any adverse publicity generated as a result of such a dispute, although unrelated to our business, could nevertheless be detrimental to our or our management team’s reputation and could negatively affect our ability to identify and complete an initial business combination. These effects, in turn, may have a material and adverse effect on the price of our securities.
An investment in this offering may result in uncertain or adverse United States federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income, subject to certain adjustments, would be subjected to an additional 20% federal income tax. In addition, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one-half of one redeemable warrant to purchase Class A common stock included in each unit could be challenged by the Internal Revenue Service (“IRS”) or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of a warrant included in the units is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. Holder’s holding period for purposes of determining whether (i) any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss, (ii) any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes and (iii) any dividend we pay would be eligible for the corporate dividends-received deduction. See “United States Federal Income Tax Considerations” below for a summary of the material United States federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
Non-U.S. Holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.
A Non-U.S. Holder (as defined below) of our Class A common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, Non-U.S. Holders of our Class A common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of, our Class A common stock. Certain Non-U.S. Holders may be eligible for an exemption if they do not exceed certain ownership levels. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our Class A common stock. See the discussion under the heading “United States Federal Income Tax Considerations—Non-U.S. Holders.”
We face several risks relating to increased regulatory and third-party scrutiny of SPACs.
We face risks relating to increased regulatory and third-party scrutiny of SPACs. The SEC and FINRA have issued new releases, have increased their investigations of, and enforcement actions regarding, SPACs, may issue new regulations and are expected generally to continue this focus on SPAC initial public offerings, acquisitions, post-acquisition performance and compliance with applicable law as a general matter. These things are likely to affect SPACs differently than other public companies. One issue, in particular, that affected many SPACs was the statement issued by the SEC Staff on April 12, 2021 that resulted in a change in the accounting of many warrants issued by SPACs from equity instruments to liabilities. This change caused many SPACs to have to recognize and correct errors in their accounting for the warrants, which caused restatements of the applicable financial statements, disclosure that previously issued financial statements could not be relied upon and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. While we believe we have accurately accounted for our warrants as equity instruments, we cannot assure you that the SEC will agree with us, which could result in the consequences noted in the prior sentence. In turn, plaintiffs’ law firms have turned their attention to SPACs and we have seen an increase in the number of lawsuits against SPACs. We expect this overall regulatory, investigation, enforcement and litigation environment to continue to evolve. As a result, we may face increased costs (including compliance costs), which could divert our board and management team’s attention from the operation of our business, negatively impact our ability to raise additional capital when needed or have an adverse effect on the price of our Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to select an appropriate target business or businesses;

•
our ability to complete our initial business combination;

•
our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic;

•
our expectations around the performance of the prospective target business or businesses;

•
the ability of our current management team to maintain operational control over the post-initial business combination business and act as a long-term manager of its target asset or business;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•
actual and potential conflicts of interest relating to IPI, our sponsor or other entities in which our directors or officers are involved;

•
our potential ability to obtain additional financing, such as from our sponsor, IPI or other third parties, to complete our initial business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential acquisition opportunities;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the entry into the sponsor loan and the sale of the private placement warrants, will be used as set forth in the following table.
	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from sponsor loan	4,000,000	4,600,000
Gross proceeds from private placement warrants offered in the private placement	6,500,000	7,100,000
Total gross proceeds	$210,500,000	$241,700,000
Estimated offering expenses(2)
Underwriting commissions(3)	$4,000,000	$4,600,000
Legal fees and expenses	450,000	450,000
Accounting fees and expenses	130,000	130,000
SEC/FINRA Expenses	56,321	56,321
Nasdaq listing and filing fees	75,000	75,000
Director and officer liability insurance premiums	850,000	850,000
Printing and engraving expenses	40,000	40,000
Travel and roadshow expenses	10,000	10,000
Miscellaneous expenses(4)	38,679	38,679
Total estimated offering expenses (excluding underwriting commissions)	$1,650,000	$1,650,000
Proceeds after estimated offering expenses	$204,850,000	$235,450,000
Held in trust account(3)	$204,000,000	$234,600,000
% of public offering size	102%	102%
Not held in trust account	$850,000	$850,000
The following table shows the expected use of the approximately $850,000 of net proceeds not held in the trust account.(5)
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any initial business combination(6)	350,000	41.2%
Legal and accounting fees related to regulatory reporting obligations	150,000	17.6%
Payment for office space and administrative and support services ($10,000 per month for up to 21 months)	210,000	24.7%
Nasdaq continued listing fees	85,000	10.0%
Working capital to cover miscellaneous expenses (including franchise taxes, net of anticipated interest income)	55,000	6.5%
Total	$850,000	100.0%

(1)
Includes amounts that will be payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering. These amounts will be repaid upon completion of this offering out of the offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee to pay amounts due to any public stockholders who properly exercise their redemption rights or released to us to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination, including the deferred underwriting commissions. The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) constituting the underwriters’ deferred commissions will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The underwriters will not be entitled to any interest accrued on the deferred underwriting commissions.

(4)
Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such initial business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and, as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account to pay our taxes. Assuming an interest rate of 0.10%, we estimate the trust account will generate approximately $204,000 of interest annually (or approximately $234,600 of interest annually if the underwriters’ over-allotment option is exercised in full); however, we can provide no assurance regarding this amount. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. In the event the underwriters’ over-allotment option is exercised, we anticipate that the additional net proceeds held outside the trust account will be allocated to fund working capital to cover miscellaneous expenses.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision.

The Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants must be deposited in a trust account. Of the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, $204,000,000 (or $234,600,000 if the underwriters’ over-allotment option is exercised in full), including $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $204,000 per year (or approximately $234,600 per year if the underwriters’ over-allotment option is exercised in full), assuming an interest rate of 0.10% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes or expenses relating to the administration of the trust account, the proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets or companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, including IPI, but such persons are not under any obligation to advance funds to, or invest in, us.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2022, and the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, our sponsor has agreed to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest. The proceeds of the sponsor loan will be deposited into the trust account and will be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company. The sponsor loan is being extended in order to ensure that the amount in the trust account is $10.20 per public share. If we do not complete an initial business combination and the sponsor loan has not been converted into private placement warrants prior to such time, we will not repay the sponsor loan and its proceeds will be distributed to our public stockholders. Our sponsor has waived any claims against the trust account in connection with the sponsor loan.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such working capital loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Under the circumstances summarized under “Proposed Business—Initial Business Combination,” if we extend the time period to complete our initial business combination, our sponsor (or its affiliates or designees) must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. See “Proposed Business—Initial Business Combination.” The above tables do not give effect to our sponsor’s potential purchase of these private placement warrants.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers or advisors, may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates, including IPI, may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers must comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate initial business combination.
A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months following (or up to 21 months following the closing of this offering, if we extend that time period, as described in this prospectus) the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. In addition, our sponsor, officer and directors have agreed, pursuant to the letter agreement, to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors, or affiliates, including IPI, acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating, and does not anticipate, declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock dividend with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the as-adjusted net tangible book value (deficit) per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value (deficit) per share is determined by dividing our net tangible book value (deficit), which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.
At November 17, 2021, our net tangible book value (deficit) was $(462,182) or approximately $(0.09) per share of Class B common stock. After giving effect to the sale of 20,000,000 shares of Class A common stock included in the units we are offering by this prospectus (or 23,000,000 shares of Class A common stock included in the units we are offering by this prospectus if the underwriters’ over-allotment option is exercised in full), the entry into the sponsor loan, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our as-adjusted net tangible book value (deficit) at November 17, 2021 would have been $(10,151,864), or approximately $(2.03) per share (or ($11,801,864), or approximately $(2.05) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (deficit) (as decreased by the value of 20,000,000 shares of Class A common stock (or 23,000,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) that may be redeemed for cash of $(1.94) per share (or ($1.97) per share if the underwriters’ over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus. Total dilution to public stockholders from this offering will be $12.03 per share or 120.3% (or $12.05 per share or 120.5% if the underwriters exercise their over-allotment option in full).
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants (assuming no exercise and full exercise of the underwriters’ over-allotment option):
	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.09)	(0.08)
Increase (decrease) attributable to public stockholders	(1.94)	(1.97)
As-adjusted net tangible book value (deficit) after this offering and the sale of the private placement warrants	(2.03)	(2.05)
Dilution to public stockholders	$12.03	$12.05
Percentage of dilution to public stockholders	120.3%	120.5%
For purposes of presentation, we have reduced our as-adjusted net tangible book value (deficit) after this offering (assuming no exercise of the underwriters’ over-allotment option) by $204,000,000 because up to 100% of holders of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price (assumed to be equal to $10.20) equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of shares of Class A common stock sold in this offering, subject to the limitations described in this prospectus whereby redemptions cannot cause our Class A common stock to be considered a “penny stock” under the SEC’s rules and any limitations, including, but not limited to, cash requirements, created by the terms of a proposed initial business combination.
The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	5,000,000	20.00%	$25,000	0.01%	$0.004
Public Stockholders	20,000,000	80.00%	$200,000,000	99.99%	$10.000
	25,000,000	100.00%	$200,025,000	100.0%

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 750,000 shares of Class B common stock held by our sponsor.

The as-adjusted net tangible book value (deficit) per share as of November 17, 2021, after giving effect to this offering, is calculated as follows:
	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Numerator:
Net tangible book deficit before this offering	$(462,182)	$(462,182)
Net proceeds from this offering, the entry into the sponsor loan and the sale of the private placement warrants(1)	204,850,000	235,450,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	460,318	460,318
Less: Deferred underwriting commissions	(7,000,000)	(8,050,000)
Less: Sponsor loan	(4,000,000)	(4,600,000)
Less: Proceeds held in trust subject to redemption	(204,000,000)	(234,600,000)
	$(10,151,864)	$(11,801,864)
Denominator:
Class B common stock outstanding prior to this offering	5,750,000	5,750,000
Class B common stock forfeited if underwriters’ over-allotment is not exercised	(750,000)	—
Class A common stock included in the units offered	20,000,000	23,000,000
Less: Shares subject to redemption	(20,000,000)	(23,000,000)
	5,000,000	5,750,000

(1)
Expenses applied against gross proceeds include offering expenses of $1,650,000 and underwriting commissions of $4,000,000 or $4,600,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting commissions). See “Use of Proceeds.”

CAPITALIZATION
The following table sets forth our capitalization at November 17, 2021, and as adjusted to give effect to the sale of our units together with the funds we will receive from the entry into the sponsor loan and the sale of the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:
	As of November 17, 2021
	Actual	As Adjusted(1)
Promissory note payable to related party(2)	$—	$—
Sponsor loan(3)	—	4,000,000
Deferred underwriting commissions	—	7,000,000
Class A common stock, $0.0001 par value, 200,000,000 shares authorized; 0 and 20,000,000 shares are subject to possible redemption, actual and adjusted, respectively(4)	—	204,000,000
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 200,000,000 shares authorized; 0 and 0 shares issued and outstanding (excluding 0 and 20,000,000 shares subject to possible redemption), actual and as adjusted, respectively(4)	—	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,750,000 and 5,000,000 shares issued and outstanding, actual and as adjusted, respectively(5)	575	500
Additional paid-in capital(6)	24,425	—
Accumulated deficit	(26,864)	(10,152,364)
Total stockholders’ equity (deficit)	$(1,864)	$(10,151,864)
Total capitalization	$(1,864)	$204,848,136

(1)
Assumes the underwriters’ over-allotment option has not been exercised and the resulting forfeiture of 750,000 founder shares held by our sponsor has occurred.

(2)
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering.

(3)
Our sponsor has agreed to loan us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest, the proceeds of which will be added to the trust account and repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company, as discussed elsewhere in this prospectus.

(4)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus whereby redemptions cannot cause our Class A common stock to be considered a “penny stock” under the SEC’s rules and any limitations, including, but not limited to, cash requirements, created by the terms of a proposed initial business combination. The value of the Class A common stock that may be redeemed is equal to $10.20 per share (which is the assumed redemption price) multiplied by 20,000,000 shares of Class A common stock. In accordance with the SEC’s guidance on redeemable equity instruments, which has been codified in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require shares of common stock subject to redemption to be classified outside of permanent equity. Given that the 20,000,000 shares of Class A common stock sold as part of the units in the offering will be issued with other freestanding instruments (that is, public warrants), the initial carrying value of shares of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (that is, a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).
(5)
Actual share amount is prior to any forfeiture of founder shares by our sponsor and the as-adjusted amount assumes no exercise of the underwriters’ over-allotment option.

(6)
The as-adjusted additional paid-in capital calculation is equal to the as-adjusted total stockholders’ equity of $(10,151,864), less the par value of common stock of $500, less the accumulated deficit of $(10,152,364).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any potential initial business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any initial business combination target regarding an initial business combination with us. We intend to complete our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional shares of our stock in connection with an initial business combination to the owners of the target or other investors:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•
may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;

•
may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and

•
may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared and our ability to pay expenses, make capital expenditures and acquisitions, fund other general corporate purposes and develop and grow any target business we acquire;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•
other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at November 17, 2021, we had $25,000 in cash and deferred offering costs of $460,318. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective initial business combination candidates. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through (i) a capital contribution of our sponsor of $25,000 for the founder shares and (ii) the receipt of a loan to us of up to $300,000 by our sponsor under an unsecured promissory note. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,650,000, underwriting commissions of $4,000,000 ($4,600,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full)), (ii) the entry into the sponsor loan of $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) and (iii) the sale of the private placement warrants for a purchase price of $6,500,000 total (or $7,100,000 total if the underwriters’ over-allotment option is exercised in full), will be $204,850,000 (or $235,450,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $204,000,000 (or $234,600,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full) of the deferred underwriting commissions. The remaining approximately $850,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,650,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for taxes payable, expenses relating to the administration of the trust account and the deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay franchise and income taxes as well as expenses relating to the administration of the trust account. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum. Our annual income taxes will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on current interest rates, the interest earned on the trust account, net of income taxes, may not be sufficient to pay Delaware franchise taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets or companies or for working capital.
Prior to the completion of our initial business combination, we will have available to us the approximately $850,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of working capital such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such working capital loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements prior to the completion of our initial business combination to include approximately $350,000 for legal, accounting, due diligence, travel and other expenses in connection with any initial business combination; $150,000 for legal and accounting fees related to regulatory reporting obligations; $210,000 for office space and administrative and support services; $85,000 for Nasdaq continued listing fees; and $55,000 for working capital to cover miscellaneous expenses (including franchise taxes, net of anticipated interest income).
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific initial business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination, which may include a specified future issuance. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor has committed, pursuant to a written agreement, to purchase 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share at a price of $1.00 per whole warrant ($6,500,000 total or approximately $7,100,000 total if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
In addition, our sponsor has agreed to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest. The proceeds of the sponsor loan will be deposited into the trust account and will be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company. The sponsor loan is being extended in order to ensure that the amount in the trust account is $10.20 per public share. If we do not complete an initial business combination and the sponsor loan has not been converted into private placement warrants prior to such time, we will not repay the sponsor loan and its proceeds will be distributed to our public stockholders. Our sponsor has waived any claims against the trust account in connection with the sponsor loan.
Pursuant to a letter agreement with us, our sponsor, officers and directors will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, including IPI, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. So long as the private placement warrants are held by our initial stockholders or their respective permitted transferees, the private placement warrants will not be redeemable by us for cash and will be exercisable on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants”). Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period, and may be redeemed by us for shares of Class A common stock as described under “Description of Securities—Warrants—Public Stockholders’ Warrants”.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2022, and the closing of this offering. The largest aggregate amount of principal outstanding under the promissory note has been $35,000. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, including IPI or otherwise. Each of our officers and directors currently have certain relevant fiduciary duties or contractual obligations to certain entities, including IPI or otherwise, that may take priority over their duties to us.
We will enter into a services agreement pursuant to which we will pay IPI a total of $10,000 per month for office space and administrative and support services. Upon completion of our initial business combination or any liquidation, we may cease paying some or all of these monthly fees. Accordingly, in the event the completion of our initial business combination takes up to 21 months (assuming our sponsor exercises its option to purchase additional private placement warrants in order to extend the time to complete our initial business combination by up to three months, as described in this prospectus), subsidiaries of IPI will be paid a total of $210,000 ($10,000 per month) for office space and administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses. Pursuant to such agreement we will indemnify IPI and its affiliates for (i) any claims made by us or a third party and resulting liabilities in respect of any investment opportunities sourced by them, (ii) any liability arising with respect to their activities in connection with our affairs and (iii) any services that are provided without a separate written agreement between us and IPI or an affiliate of IPI. Such indemnity will provide that the indemnified parties cannot access the funds held in our trust account.
None of our officers or directors has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, including IPI or its other subsidiaries, or their officers or directors, for services rendered prior to or in connection with the completion of our initial business combination. However, these persons will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation and initial public offering and to identifying potential target businesses and performing due diligence on suitable initial business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates, including IPI; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with any such party to do so. Our audit committee will review on a quarterly basis all payments that were made or are to be made to our sponsor, officers, directors or our or their affiliates, including IPI or its other subsidiaries, and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Under the circumstances summarized under “Proposed Business—Initial Business Combination,” if we extend the time period to complete our initial business combination, our sponsor (or its affiliates or designees) must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. See “Proposed Business—Initial Business Combination.”
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such working capital loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Additionally, pursuant to such letter agreement, our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 18 months after the closing of this offering (or up to 21 months after the closing of this offering, if we extend that time period, as described in this prospectus). If we do not complete our initial business combination within such applicable time period, the proceeds of the entry into the sponsor loan and the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (i) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their private placement warrants and the Class A common stock underlying such warrants until 30 days after the completion of our initial business combination.
We will enter into a registration rights agreement with respect to the private placement warrants, the warrants that may be issued in connection with the extension of the time available for us to complete our initial business combination and/or the warrants issuable upon conversion of working capital loans (if any) and/or the sponsor loan and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section of this prospectus entitled “Description of Securities—Registration Rights.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of November 17, 2021, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to take advantage of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we may not adopt the new or revised standard at the time public companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly incorporated blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any potential initial business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any initial business combination target regarding an initial business combination with us.
Our mission is to identify unique, undervalued companies, assets, technologies, or solutions in an industry that complements each of our management team’s, Board’s and sponsor’s expertise and that will benefit from our strategic and operational knowledge to enhance value. Following our initial business combination, our current management team may maintain operational control over the post-initial business combination business in order to grow the business and direct its long-term strategy. While we may pursue our initial business combination in any business or industry, we believe the diverse experience and extensive relationship network of our management team, Board and sponsor may provide opportunities for attractive investment opportunities in industry sectors in which that experience and relationship network are most relevant, particularly in the energy, natural resources and environmental and water infrastructure industries in North America(including, without limitation, related services and technologies). Further, we intend to prioritize ESG factors in selecting a target by giving extra attention to targets that we believe can supply the critical materials and energy the world needs, while also employing practices and technologies designed to limit carbon intensity and GHG emissions, reduce or repurpose waste streams, and/or enhance global access to clean water and food
Our management team has extensive experience identifying and executing acquisitions of assets and companies in various industries, including, but not limited to, energy and natural resources, that we believe can benefit from advances in technology and sound management practices. Our management team has experience working with both private and public companies as active owners, executives and directors to maximize value from diverse asset bases and establish environmentally friendly operations that can deliver sustainable cash flows. Our current management team aims to maintain operational control over the post-initial business combination business and act as a long-term manager of its target asset or business. Our objective is to provide our target asset or business an efficient path to go public with a significant degree of ongoing funding certainty, while creating value for our stockholders by identifying value-enhancing opportunities and providing ongoing management support for such functions as strategy, business planning, capital structure optimization, team building, and administrative support.
Our Sponsor
Our sponsor is co-owned by (i) IPI (NYSE: IPI), a diversified fertilizer and oilfield solutions company, and (ii) CW Interests, an entity owned by James C. “Rad” Weaver, one of our director nominees. IPI’s operations provide essential potassium, magnesium, sulfur, salt, and water products to customers in the agriculture, animal feed and oil and gas industries. IPI’s oil field services business is a provider of essential midstream services to operators in the Delaware Basin of Southeast New Mexico. Through its extensive and diverse water and land holdings, IPI is expanding its business to provide full-cycle water management services (source, recycle/treating, and disposal) to producers and operators in the Delaware Basin.
CW Interests is a private investment management firm with offices in San Antonio, Texas. CW Interests specializes in direct investments in private operating businesses and has completed successful transactions across various industries.
Robert P. Jornayvaz III, our Chairman and Chief Executive Officer and IPI’s Executive Chairman and Chief Executive Officer, has significant transaction experience in the natural resources industry as both a buyer and seller through his exploration company, Intrepid Oil and Gas, LLC, and his production company, IPC, primarily focusing on the Paradox Basin in Utah, the Green River Basin in Wyoming and the Eagle Ford in Texas.
Our sponsor’s co-owner, CW Interests (as well as its owner, James C. “Rad” Weaver), has invested in numerous privately held businesses across several industries, including energy, insurance brokerage, construction, spirits and quick service restaurants. Through its investment in the PAP Fund, CW Interests led the out of court restructuring and ultimate turnaround of Jonah Energy, a leading Rocky Mountains natural gas producer. The PAP Fund is a pooled investment vehicle in which CW Interests is an investor, with Mr. Weaver acting as a consultant to the PAP Fund and representing the PAP Fund’s interest on the board of directors of Jonah Energy. We believe CW Interests’ experience investing in private companies with diverse operating models and often complex financial structures, including those in the North American energy, natural resources and environmental industries, will benefit us in identifying and evaluating a target asset and/or company for our initial business combination.
IPI is the only U.S. producer of muriate of potash (sometimes referred to as potassium chloride or potash), which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications and used as an ingredient in animal feed. In addition, IPI produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate in a single particle. IPI has used the mining and industrial asset base to expand into oilfield services. Through these serves, IPI has become a provider of water and brine solutions for energy producers in the western United States, primarily serving the Delaware Basin. Through its recent acquisition of Intrepid South (as defined below), IPI has accelerated the growth of its related midstream services and has become a key supplier to producers and operators in the Delaware Basin. The strategically advantaged locations of IPI’s mining and water assets have positioned IPI to develop first-hand knowledge of the distinct geology, labor, regulatory, environmental, and business climate in the North American energy, natural resources, and environmental industries where we plan to seek a target asset and/or company for our initial business combination. We believe this knowledge will be valuable in identifying and evaluating investment opportunities.
We intend to capitalize on our management team’s and IPI’s history of identifying and unlocking value in underutilized assets. Under Mr. Jornayvaz’s leadership, Intrepid Mining, IPI’s predecessor, acquired IPI’s first potash mine in Moab, Utah and quickly turned around its performance by drilling horizontal potash wells to revive production and add decades to the expected mine life. This enhanced production enabled the mine to significantly reduce its salt tailings pile by reusing it to produce injection brine, further enhancing value by reducing ARO liability and improving the mine’s environmental footprint. Mr. Jornayvaz built on this success as he directed Intrepid Mining’s acquisitions of its Wendover, Utah, and Carlsbad, New Mexico potash mines and implemented similar cutting-edge technological innovations in solar solution mining and langbeinite recovery to enhance the value of those operations. IPI completed its initial public offering in April 2008.
IPI’s potash mines all employ solar evaporation processes, an eco-friendly method of producing potash. To extract potash, IPI extracts naturally occurring potash brines or manufactures brine underground by injecting saltwater into underground deposits that are no longer economically minable with conventional methods. The brine dissolves the remaining potash reserves into a liquid. The liquid is then pumped into a solar evaporation pond where the potash will recrystallize after the water evaporates. By using solar ponds to crystallize potash, IPI avoids the need to use natural gas, coal or fuel oil to fuel crystallizers, reducing IPI’s carbon footprint compared to non-solar facilities. Through over 20 years of operating these mines, IPI has cultivated an expertise in handling complex brines that will enable us to identify potential value-creation opportunities in brine- and water-handling assets.
IPI also owns water rights in New Mexico. IPI has rapidly expanded its sale of water products to support oil and gas producers in the Northern Delaware Basin from near-zero in 2016 to generate over $19 million in revenues during the twelve months ended September 30, 2021. In May 2019, IPI acquired certain land, water rights, state grazing leases for cattle, and other related assets from Dinwiddie Cattle Company to further cement its position as a leading water solutions provider in New Mexico. We refer to these assets and operations as “Intrepid South.” The strategic location of Intrepid South and first-hand knowledge provided by IPI’s ongoing business operations provide us with excellent market visibility and contacts that likely will be valuable in both identifying and evaluating a target asset or business for our initial business combination.
IPI is committed to responsibly developing and operating its infrastructure and deploying technology to advance sustainability and reduce its water and carbon footprint. IPI has demonstrated its ESG leadership and commitment by meeting ambitious sustainability targets, including the elimination and re-use of tailings at its potash mine in Moab, Utah and adapting its HB solution mine in Carlsbad, New Mexico to enable use of 100% brackish, non-potable water sources. IPI’s ESG efforts are driven by the technical, operational, and financial capabilities of its seasoned management team, which collectively has decades of experience operating and leading companies in the natural resources sector.
CW Interests has applied emerging solar energy and emissions control technologies to reduce the environmental impact of its investments. CW Interests is the manager of, and part of a group of investors in NWP. NWP is working to become an emerging leader in solar engineering, procurement and construction through its ownership of D4 Infrastructure, LLC, Associated Pipeline Contractors, Inc., R&R Pipeline Construction and Repair, Inc. and HMS Construction Co. Jonah Energy is an industry leader in the detection and reduction of fugitive methane emissions and the first U.S.-based company to achieve the Gold Standard Emissions rating of the International Methane Emissions Observatory
We believe our management team, in tandem with our sponsor and our Board, is well positioned to identify attractive initial business combination targets. We intend to leverage our significant industry and transaction expertise to achieve our initial business combination. In addition, we believe we will benefit from our management team’s, IPI’s, CW Interests’, and our Board’s collective relationship network, which includes senior executives at public and private companies and private equity firms and longstanding relationships with a wide range of multi-disciplinary advisory firms. Collectively, our management, IPI, CW Interests and our Board have extensive backgrounds in sourcing acquisition opportunities, underwriting, execution, and leading post-acquisition value-creation initiatives. Additionally, we believe IPI’s commitment to environmental, public health, safety and governance issues will be critically important in helping identify and differentiate us with prospective initial business combination targets.
You should not rely on the historical record or performance of IPI or our management team as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—Past performance by our team or IPI, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.”
Our Management Team and Board
Management
Robert P. Jornayvaz III has served as our Chairman and Chief Executive Officer since September 2021. He was one of the original co-founders of Intrepid Mining, IPI’s predecessor. Mr. Jornayvaz has served as IPI’s Executive Chairman of the board of directors since 2010 and as IPI’s Chief Executive Officer since August 2014 and served as IPI’s President from August 2014 until August 2021. He previously served as IPI’s Chairman of the board of directors and Chief Executive Officer from its formation in 2007 until 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of Intrepid Mining from 2000 until its dissolution at the time of IPI’s initial public offering in 2008. He has diverse business interests in addition to IPI, including ownership and executive positions in various public and private oil and gas exploration and production, construction, and real estate companies. Mr. Jornayvaz has over 35 years of experience running IPC, Intrepid Mining and IPI, which has included sourcing, acquiring, developing, managing financing, and divesting assets and companies in various industries, including mining, oil and gas, real estate, and construction projects through the various companies with which he is affiliated. Mr. Jornayvaz, as Chairman and Chief Executive Officer, was also the architect of Intrepid Mining’s acquisitions of its Moab, Wendover, and Carlsbad facilities prior to taking the company public in 2008.

E. Brian Stone has served as our President and Chief Operating Officer since September 2021. He has served as IPI’s President since August 2021 and as IPI’s Chief Operating Officer since December 2019. Prior to joining IPI, Mr. Stone was the Chief Operating Officer for Hupecol Operating Co. LLC, an international oil and gas company focused on South America and Europe (“Hupecol”), from 2005 to 2019. During his tenure at Hupecol, and its affiliated company (Dan A. Hughes Co.), Mr. Stone sourced, negotiated, and closed approximately $2 billion in transactions. Prior to joining Hupecol, Mr. Stone was a Managing Director for Huber Energy Services, a division of J.M. Huber Corporation (“Huber”). He also served as Chief Risk Officer in Huber’s Edison, New Jersey headquarters, and was Vice President of Marketing in the Houston-based Energy Division. Mr. Stone has 35 years of experience in the natural resources industry.
Matthew D. Preston has served as our Chief Financial Officer since September 2021. He has been IPI’s principal financial officer and principal accounting officer since November 2019 and has served as IPI’s Chief Financial Officer since December 2021. Mr. Preston served as IPI’s Vice President of Finance from November 2019 to December 2021 and as IPI’s Director of Budget and Forecast from April 2016 to November 2019. Previously, Mr. Preston served in successively more senior finance roles after joining IPI in 2008, including Senior Manager of Budget and Forecast, Manager of Budget and Forecast, and Financial Analyst. His current role requires navigating the distinctive financial challenges faced by a commodity-oriented business.
Kyle R. Smith has served as our General Counsel and Secretary since September 2021. He has been IPI’s Vice President, General Counsel and Secretary since December 2019. Before joining IPI, Mr. Smith served as General Counsel for an Alaska Native Claims Settlement Act Regional Corporation. Prior to that, Mr. Smith was in private practice from July 2017 to January 2019, and served as Executive Vice President and General Counsel for Echo Energy, a start-up pure-play oil and gas company, from December 2016 to June 2017 and as Assistant General Counsel for Operations for Continental Resources, a large independent upstream producer, from 2014 to June 2016.
Directors
Robert P. Jornayvaz III has served as our Chairman and Chief Executive Officer since September 2021. See biographical information under “Management” above.
James C. “Rad” Weaver will serve as a Board member upon the closing of this offering. Mr. Weaver, through CW Interests, is a co-owner of our sponsor. He is the founder, owner and the Chief Executive Officer of CW Interests. Prior to CW Interests, Mr. Weaver served as the Chief Executive Officer of McCombs Partners, the investment management division of McCombs Enterprises, the family office of Red McCombs, from 2006 to 2020. Mr. Weaver is a member of several public and private boards, including Build Acquisition Corp. (NYSE: BGSX), a blank check company targeting the enterprise software and technology-enabled services markets, since March 2021, KB Home (NYSE: KBH), a homebuilding company based in the United States, since October 2017, Jonah Energy, since 2020, Cox Enterprises, Inc., a privately held global conglomerate, since 2015, Milestone Brands LLC, an acquirer and builder of alcohol beverage brands, since 2015. He also serves as Vice Chairman of The University of Texas Board of Regents. Mr. Weaver serves as the Chairman of The University Lands Advisory Board and as a member of the board of UTIMCO (The University of Texas/Texas A&M Investment Management Company). Mr. Weaver brings a wealth of deal making experience to the Board, having completed a significant number of transactions in various industries, including investments in Jonah Energy, HMS Construction, Inc., a specialized general engineering and electrical contractor, D4 Infrastructure, LLC, a privately owned holding company that supports all facets of infrastructure in the United States, a privately held, regional fast food restaurant chain that specializes in hamburgers and a fintech insurance brokerage.
William D. Von Gonten, Jr. will serve as a Board member upon the closing of this offering. Mr. Von Gonten has served as the President of W.D. Von Gonten & Co. since November 1995 and Chief Executive Officer of W.D. Von Gonten Laboratories, LLC since October 2013. He is an expert on unconventional resource evaluation and has worked on nearly all of the world’s major oil and gas plays including the Permian Basin, Eagle Ford, Bakken Formation, Denver Julesburg Basin, Marcellus Formation and Vaca Muerta Formation as well as various Middle Eastern fields.

Irene G. Lofland will serve as a Board member upon the closing of this offering. Ms. Lofland is a financial expert with extensive experience working with boards across a broad array of finance and audit committee, enterprise risk management, investor relations and corporate governance matters. She held numerous executive roles at DCP, a Fortune 500 energy company, including leading investor relations, internal audit, treasury, enterprise risk management, ethics and compliance, information technology and credit during her time with DCP and its predecessor companies from August 1995 to August 2019. Her diverse experience includes executing over $1.5 billion of capital market transactions, participating in initial public offerings and merger and acquisition activity and navigating cyclical and commodity sensitive businesses.
Dan C. Perry will serve as a Board member upon the closing of this offering. Mr. Perry has served as the owner and sole proprietor of The Law Offices of Dan C. Perry since 2006. Before that, he was a partner of Perry & Kellogg LLP from 1992 to 2006. In addition, Mr. Perry is the Owner and President of Agave Mineral Management, Inc., which offers a variety of mineral management advisory and management services. Mr. Perry has practiced oil and gas law in Texas and New Mexico for over 35 years, focusing exclusively on representing mineral owners with their oil and gas leases. During that period, he has negotiated and drafted numerous oil and gas leases, and has tracked the drilling and production of hundreds of oil and gas wells. He currently serves as Mineral Manager (typically as a Trustee, General Partner or Limited Liability Company Manager) for multiple family entities, with approximately 150,000 acres of minerals under his direct control.
Market Opportunity
We believe the demand for unconventional energy resources, evolving agricultural practices, and growing population in arid regions has created compelling opportunities to provide full-cycle water management. This is especially apparent in geographic regions such as the Permian Basin of Southeast New Mexico and West Texas, where energy producers must source large volumes of water for hydraulic well completions and later dispose of large volumes of saline produced water. Further, the development of natural resources is becoming increasingly ESG-focused and we believe that assets in the natural resources value chain, particularly those focused on full-cycle water management, continue to present attractive investment opportunities for a number of reasons:
Increasingly ESG-Focused Stakeholders:   Investors, customers and employees continue to increase the value placed on ESG initiatives in their decision-making processes. We believe businesses that meaningfully and successfully integrate ESG initiatives and sustainability-oriented innovation into their operations will create differentiated value. Ecological soundness and sustainability of water sourcing, usage and discharge is becoming a key focus for ESG-focused stakeholders in the natural resources industry.
Strong Demand for Water Infrastructure and Services:   The U.S. oil and gas industry is adjusting to increasing demand with substantial investment in water infrastructure from operators, independent water midstream service providers and private investors. A key driver of the significant investment in the full-cycle water management segment is the significant amount of water sourced, utilized and disposed of as part of exploration and production (“E&P”) operations. For example, according to Spears and Associates, the amount of water typically needed during drilling operations to make up the drilling fluid can reach approximately 10,000 barrels per horizontal well and the amount of water needed for hydraulic fracturing in modern unconventional wells can exceed 500,000 barrels per well. We believe producers are interested in contracting for whole services packages to water service providers so they can focus on their core operations, and we believe the resulting opportunities for water sector participants are significant.
Sizeable Target Market:   Spears and Associates estimates that the overall U.S. oilfield water management market will total approximately $21 billion in 2021, an increase of approximately 24% from 2020. Water systems have grown in scale, complexity and capital investment, prompting some operators to divest or outsource water operations to third parties. Many of the third parties have been capitalized by private capital providers. As of February 2020, the Global Water Intelligence (“GWI”) estimated approximately $9 billion to $11 billion of private capital had been committed to the oilfield midstream business at that time. GWI also estimated $16 billion of private investment is likely to be required over the next ten years, much of which is expected to be in the Delaware Basin. Given the significant capital invested in the space and the strong fundamentals supporting the full-cycle management segment, we believe that there are currently many investment opportunities in the full-cycle water management sector that would be attractive to investors.
Mission Critical Infrastructure:   We believe traditional water management practices fall short of the complex and developing needs of E&P companies. Sustaining oil and gas production in the Permian Basin is contingent upon the ability of producers to efficiently manage increasing volumes of produced water and develop infrastructure that can meet the regulatory, economic and geological pressures threatening to bottleneck operations. Produced-water reuse is emerging as a cost-competitive opportunity for E&P companies to meet issues associated with increasing hydraulic fracturing water demand and shifting regulatory pressures encouraging produced water recycling and re-use over saltwater disposal.
The foregoing overview of the market opportunity is not intended to be exhaustive. We may pursue an initial business combination with a target business in any industry, sector, or geographic location.
Our Competitive Strengths
Our management team’s extensive and diversified experience in various industries provides the platform to effectively identify, evaluate and close acquisition targets. We believe that the combined capabilities of our management team, sponsor and Board position us to thoughtfully source, analyze and execute a high-quality initial business combination on value-enhancing terms from a significant potential pipeline of actionable target assets and businesses. Our competitive strengths include the following:
Dynamic Sourcing Network and Leading Industry Relationships.   IPI’s on-the-ground operations in the Northern Delaware Basin provide what we believe to be an unrivaled depth of market intelligence. In addition, our team has an extensive personal network developed through decades of natural resources industry experience.
Public Company Experience.   Our sponsor’s parent company has been a public company since April 2008, which has allowed us to gain functional experience in areas such as public capital raises, investor relations, public financial reporting, and stockholder engagement.
Proven Understanding of, and Ability to Navigate, Energy- and Mining-Related Regulatory Regimes.   Our management team operates in the highly regulated natural resources industry and deals regularly with the Bureau of Land Management (“BLM”), U.S. Environmental Protection Agency (the “EPA”), Offices of State Engineers (“OSE”), and other regulatory bodies governing resources and environment. Furthermore, IPI recently built a new potash mine (HB solution mine) in New Mexico, which has required completion of a multi-year EIS and extensive negotiations with regulators, local movements, and other stakeholders. Finally, our management team has built strong relationships with regulatory agencies though decades of responsible operation.
Long Track Record of Senior Leadership and Increasing Stockholder Value.   Our management team has nearly 100 years of combined experience in the natural resources industry, including over 40 years of combined experience as C-level executives of large public and private companies in our target industries.
Our Business Strategy
Although we may pursue an initial business combination in any business industry or sector, our business strategy is to identify and acquire an undervalued asset or business with an attractive growth profile that we believe will benefit from our sponsor’s extensive operating expertise and deep commercial, financial, structuring, and public market expertise. We intend to look to acquire an asset or business that:
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possesses a compelling and sustainable competitive advantage in its industry;

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complements the experience of our management team and directors and the IPI team;

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has unrealized value potential that can be realized through operational, financial, and/or strategic improvements;

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presents a desirable ESG profile within its industry;

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can benefit from our team’s operational and financial expertise; and

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represents a compelling investment opportunity for us, our stockholders and our sponsor’s respective stockholders.

We intend to focus our efforts on opportunities where we feel we have a competitive advantage and are best situated to enhance the value of the business after completion of the initial business combination.
We believe our existing relationship network and methodical approach to deal sourcing will be advantageous in the initial business combination process. We also believe our sponsor’s reputation and management experience through multiple commodity cycles should add substantial value to our target asset or business following the initial business combination.
Our Acquisition Criteria
Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating targets for our initial business combination. We will use these and other criteria and guidelines in evaluating initial business combination opportunities but may decide to enter into our initial business combination with a target asset or business that does not meet any or all of these criteria and guidelines.
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has a differentiated and sustainable business model with a defensible market position;

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presents an opportunity for our management team to maintain operational control over the post-initial business combination business;

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will benefit from our management team’s operational and financial expertise to create value from existing assets and ability to direct future capital deployment, especially a company or asset that:

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presents opportunities to reduce costs, increase production or otherwise optimize operations that would result in near-term improved economics and returns to stockholders;

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has been underinvested in by current owners due to, among other causes, liquidity limitations, the pressure of borrowing-base reserve value reductions, the capital intensity of other operations or balance sheet considerations; and/or

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is at an inflection point requiring additional capital, additional operational expertise or is susceptible to innovative and superior optimization techniques that drive improved financial performance;

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will be well received by public investors and can benefit from access to the public capital markets, including ESG-focused investors;

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possesses sufficient scale and resources to achieve a successful transition into the public market;

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has opportunities to grow the business organically and via acquisitions; and

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is expected to generate attractive risk-adjusted returns for our stockholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet any or all of the above criteria and guidelines, we will disclose that the target asset or business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.

Our Acquisition Process
In evaluating a prospective target asset or business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors, we, or a committee of independent directors, will obtain a fairness opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such a fairness opinion in any other context.
Certain of our directors and officers will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares and private placement warrants will be worthless if we do not complete an initial business combination, the holders of our founder shares and private placement warrants (including members of our management team that directly or indirectly own founder shares or private placement warrants) could make a substantial profit from an initial business combination that causes our public stockholders to lose money on their investment as a result of a decrease in the post-combination value of their shares of Class A common stock (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the initial business combination). See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed and our officers and directors may have differing personal and financial interests than you, a conflict of interest may arise in determining whether a particular initial business combination target is appropriate for our initial business combination.” Further, such officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We currently do not have any specific initial business combination under consideration. Our officers and directors have neither selected nor considered any individual target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to an initial business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged any agent or other representative to identify or locate any such acquisition candidate.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director is or will be required to present a business combination opportunity to one or more of such entities subject to his or her fiduciary duties. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will have a conflict in deciding as to the entity to which he or she presents such business combination opportunity and it may be the case that he or she may only present such opportunity to us if such other entity rejects the opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We believe that potential conflicts with IPI are naturally mitigated by the differing nature of the investments IPI would typically consider most synergistic to the existing IPI businesses and the types of transactions we expect to find most attractive based, in part, on transaction size and ability to operate as a standalone public company. Notwithstanding our belief regarding natural mitigation, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI and IPI and its subsidiaries may compete with us for acquisition opportunities that fall within IPI’s investment objectives or strategies. A decision by IPI to pursue an opportunity would preclude us from pursuing it and could have a negative impact on our ability to complete our initial business combination. In addition, investment ideas generated within IPI may be suitable for both us and for IPI and may be directed to IPI rather than to us and IPI may take commercial steps which may have an adverse effect on us, including with respect to any target we acquire in the initial business combination.
Initial Business Combination
We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to complete our initial business combination within 18 months from the closing of this offering, we may, by resolution of our Board, if requested by our sponsor, extend the period of time to complete our initial business combination by an additional three month period (for a total of up to 21 months from the closing of this offering), subject to our sponsor (or its affiliates or designees) purchasing additional private placement warrants as set out below. Our stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the time available for us to complete our initial business combination, our sponsor (or its affiliates or designees), upon no less than five days’ advance notice prior to the deadline, must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. Our sponsor is not obligated to extend the time for us to complete our initial business combination. In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor (or its affiliates or designees) has the option to accelerate its purchase of the 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) at any time following the closing of this offering and prior to the consummation of our initial business combination with the same effect of extending the time we will have to consummate an initial business combination by three months. This structure is unlike the structure of similar blank check companies, which generally are only permitted to extend the time period to complete an initial business combination in connection with an amendment to their amended and restated certificate of incorporation.
In addition to our sponsor’s ability to extend our deadline to consummate an initial business combination by three months by purchasing additional private placement warrants as described above, we may also hold a stockholder vote at any time to amend our amended and restated certificate of incorporation to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity). Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and expenses relating to the administration of the trust account released to us) divided by the number of then issued and outstanding public shares. In addition, our sponsor, directors and officers have agreed, pursuant to the letter agreement, to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to us to pay our franchise and income taxes and excluding the amount of the deferred underwriting commissions) at the time of our initial business combination. We refer to this as the “80% of net assets test.” If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain a fairness opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of such company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.
We anticipate structuring our initial business combination so that the post-initial business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-initial business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or its stockholders or for other reasons, but we will only complete such initial business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-initial business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test.
If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by any of the numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Status as a Public Company
We believe our structure will make us an attractive initial business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with an initial business combination with us.
Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.
Financial Position
With funds available for an initial business combination initially in the amount of $197,850,000, after payment of $7,000,000 of deferred underwriting commissions (or $227,400,000 after payment of up to $8,050,000 of deferred underwriting commissions if the underwriters’ over-allotment option is exercised in full), in each case, before use of working capital and fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting our Initial Business Combination
We are not presently engaged in any operations, and we will not engage in any significant operations for an indefinite period of time following this offering. We intend to complete our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets or companies or for working capital.
We have not selected any initial business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any initial business combination target.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a specified future issuance), and we may complete our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Sources of Target Businesses
We expect to receive a number of proprietary transaction opportunities to originate as a result of the business relationships, direct outreach, and deal sourcing activities of our officers and directors. In addition to the proprietary deal flow, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, consultants, accounting firms, private equity groups, large business enterprises, and other market participants. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, including IPI, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Some of our officers or directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate. In no event will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, including IPI or its other subsidiaries, or their officers or directors, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). However, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates, including IPI, which payment would not be made from the proceeds of this offering held in the trust account. We currently do not have any arrangement or agreement with our sponsor, any of our officers, directors, advisors or our or their affiliates, including IPI, to make any such payments.
We are not prohibited from pursuing an initial business combination with an initial business combination target that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors or any of their affiliates, including IPI. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our sponsor, IPI or our officers or directors, we, or a committee of independent directors, would obtain a fairness opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such a fairness opinion in any other context. As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, including IPI or otherwise. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Potential Management Concerns Post-Initial Business Combination
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place and it is highly unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the post-business combination company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management team.
Stockholders May Not Have the Ability to Approve our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
Under the Nasdaq listing rules, stockholder approval would be required for our initial business combination if, for example:
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we issue shares of Class A common stock that will be (a) equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

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any of our directors, officers or substantial shareholders (as defined by the Nasdaq listing rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

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the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed initial business combination in those instances in which stockholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which may include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a stockholder vote;

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the risk that the stockholders would fail to approve the proposed initial business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed initial business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of our Securities
In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers or advisors, may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers or advisors, may purchase in such transactions, subject to compliance with applicable law and the Nasdaq listing rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise his, her or its redemption rights. We will adopt an insider trading policy which will require insiders to refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information.
In the event that our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers or advisors, purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers must comply with such rules.
The purpose of any such purchases of shares could be to (i) vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met, and their interests in doing so may differ from yours as a public stockholder. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors, advisors and/or their affiliates, including IPI or its directors, officers or advisors, anticipate that they may identify the stockholders with whom our sponsor, officers, directors, advisors or their affiliates, including IPI or its directors, officers or advisors, may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates, including IPI or its directors, officers or advisors, enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the initial business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if the stockholder elected to redeem his, her or its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or their affiliates, including IPI, will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors, advisors and/or their affiliates, including IPI or its directors, officers or advisors, who are affiliated purchasers under Rule 10b-18 under the Exchange Act may be made only to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors, advisors and/or their affiliates, including IPI or its directors, officers or advisors, may not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases must be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share, subject to potential increase pursuant to our sponsor’s option to purchase additional private placement warrants for a three month extension of our time to consummate an initial business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights with respect to our public warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed initial business combination. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange

Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person, or by means of remote communication, or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriters’ over-allotment option is not exercised) in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, directors and officers may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem his, her or its public shares irrespective of whether such public stockholder votes for or against the proposed transaction.
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceeds the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval
Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering (the “Excess Shares”). We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise his, her or its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender his, her or its shares if such public stockholder wishes to seek to exercise his, her or its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder would then have an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered the holder’s certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered the holder’s certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus).
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our amended and restated certificate of incorporation will provide that we will have only 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) to complete our initial business combination. If we are unable to complete our initial business combination within such prescribed time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our sponsor, officers and directors have entered into a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

Our sponsor, officers and directors have agreed, pursuant to the letter agreement, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above) we would not proceed with the amendment or the related redemption of our public shares.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $850,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes as well as expenses relating to the administration of the trust account on interest income earned on the trust account balance, we may request the trustee to release to us an amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.” Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (other than the underwriters and our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims, including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims against the trust account, as well as claims challenging the enforceability of the waiver, in each case, in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than the underwriters and our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors and officers will indemnify us for claims by third parties, whether they are claims by vendors, prospective target businesses or otherwise. We believe the likelihood of our sponsor having to indemnify the trust account is remote because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
In the event that the proceeds in the trust account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.”
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $850,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,650,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, our directors may be liable for claims of creditors for up to six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the 18th month from the closing of this offering in the event we do not complete our initial business combination (or up to 21st month from the closing of this offering, if we extend that time period, as described in this prospectus) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than the underwriters and our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest withdrawn to pay taxes as well as expenses relating to the administration of the trust account and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either “preferential transfers” or “fraudulent conveyances.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.”
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity or (iii) in the event of our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming his, her or its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights as described above.
Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Initial Business Combination
The following table compares the redemptions and certain other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus).
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per public share, subject to potential increase pursuant to our sponsor’s option to purchase additional private placement warrants for a three month extension of our time to consummate an initial business combination), including interest earned on the funds held in the trust account and not	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates, including IPI or its directors, officers or advisors, may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates, including IPI, may pay in these transactions.	If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.20 per public share, subject to potential increase pursuant to our sponsor’s option to purchase additional private placement warrants for a three month extension of our time to consummate an initial business combination), including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
	previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed initial business combination.		to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares.
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions, franchise and income taxes payable as well as expenses relating to the administration of the trust account.	If the permitted purchases described above are made, there would be no direct impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a U.S.-based trust account. $204,000,000 of the net proceeds of this offering, the entry into the sponsor loan and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $170,100,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$204,000,000 of the net offering proceeds, the entry into the sponsor loan and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any income or franchise taxes paid or payable; (ii) expenses relating to the administration of the trust account and (iii) in the event of our liquidation for failure to complete our initial business combination within the prescribed time frame, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of an initial business combination.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to us to pay our franchise and income taxes and excluding the amount of the deferred underwriting commissions) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen and Company, LLC and Intrepid Partners, LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of an initial business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account,	A prospectus containing information pertaining to the initial business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment.

Terms of Our Offering	Terms Under a Rule 419 Offering
upon the completion of our initial business combination, subject to the limitations described in this prospectus. We may not be required by applicable law or stock exchange rule to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person, or by means of remote communication, or by proxy of shares	If the company has not received the notification by the end of the 45th business day from the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.
Initial business combination deadline	If we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes and expenses relating to the administration of the trust account, the proceeds from this offering, the entry into the sponsor loan and the	The proceeds held in the trust or escrow account are not released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete an initial business combination within the required time frame (subject to the requirements of applicable law).
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business	Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.
Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender his, her or its shares if he, she or it wishes to seek to exercise his, her or its redemption rights.	In order to perfect redemption rights in connection with their initial business combination, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the initial business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificates to verify ownership.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others a comparative advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. In addition, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target companies. Any of these factors may place us at a competitive disadvantage in successfully negotiating and completing an initial business combination.
Furthermore, recently, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration with the SEC. As a result, at times, fewer attractive targets may be available, which may cause prices for available targets to rise, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. See “Risk Factors—Risks Relating to our Search for, and Consummation of, or Inability to Consummate, an Initial Business Combination—As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination, and prices for available targets may rise.”
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations.
Facilities
Our executive offices are located at 1001 17th Street, Suite 1050, Denver, Colorado 80202, and our telephone number is (303) 296-3006. The cost for this space is included in the $10,000 per month fee that we will pay IPI for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have four officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Such officers are all employees of IPI and receive their compensation directly from IPI. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the initial business combination process.
Periodic Reporting and Financial Information
We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business for our initial business combination as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business selected by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. If the target company does not have internal control to achieve compliance with the Sarbanes-Oxley Act, it will increase the time and costs necessary to complete the acquisition of that company.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Officers, Directors and Director Nominees
Our officers, directors and director nominees are as follows:
Name	Age	Position
Robert P. Jornayvaz III	63	Chairman and Chief Executive Officer
E. Brian Stone	59	President and Chief Operating Officer
Matthew D. Preston	37	Chief Financial Officer
Kyle R. Smith	48	General Counsel and Secretary
James C. “Rad” Weaver	46	Director Nominee
William D. Von Gonten, Jr.	56	Director Nominee
Irene G. Lofland	51	Director Nominee
Dan C. Perry	63	Director Nominee
Executive Officers
Robert P. Jornayvaz III   has served as our Chairman and Chief Executive Officer since September 2021. He was one of the original co-founders of Intrepid Mining, IPI’s predecessor. Mr. Jornayvaz has served as IPI’s Executive Chairman of the board of directors since 2010 and as IPI’s Chief Executive Officer since August 2014 and served as IPI’s President from August 2014 until August 2021. He previously served as IPI’s Chairman of the board of directors and Chief Executive Officer from its formation in 2007 until 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of Intrepid Mining from 2000 until its dissolution at the time of IPI’s initial public offering in 2008. He has diverse business interests in addition to IPI, including ownership and executive positions in various public and private oil and gas exploration and production, construction, and real estate companies. He graduated from Phillips Exeter Academy and holds a B.A. degree from the Plan II Honors Program at The University of Texas. Mr. Jornayvaz has over 35 years of experience running IPC, Intrepid Mining and IPI, which has included sourcing, acquiring, developing, managing financing, and divesting assets and companies in various industries, including mining, oil and gas, real estate, and construction projects through the various companies with which he is affiliated. Mr. Jornayvaz, as Chairman and Chief Executive Officer, was also the architect of Intrepid Mining’s acquisitions of its Moab, Wendover, and Carlsbad facilities prior to taking the company public in 2008. We believe Mr. Jornayvaz is qualified to serve on our Board due to his more than 35 years of experience in various industries, including as IPI’s Executive Chairman of the board of directors and Chief Executive Officer.
E. Brian Stone   has served as our President and Chief Operating Officer since September 2021. He has served as IPI’s President since August 2021 and as IPI’s Chief Operating Officer since December 2019. Prior to joining IPI, Mr. Stone was the Chief Operating Officer for Hupecol Operating Co. LLC, an international oil and gas company focused on South America and Europe (“Hupecol”), from 2005 to 2019. During his tenure at Hupecol, and its affiliated company (Dan A. Hughes Co.), Mr. Stone sourced, negotiated, and closed approximately $2 billion in transactions. Prior to joining Hupecol, Mr. Stone was a Managing Director for Huber Energy Services, a division of J.M. Huber Corporation (“Huber”). He also served as Chief Risk Officer in Huber’s Edison, New Jersey headquarters, and was Vice President of Marketing in the Houston-based Energy Division. Mr. Stone has 35 years of experience in the natural resources industry. Mr. Stone is a graduate of Texas A&M University, with an MBA from Houston Baptist University.
Matthew D. Preston   has served as our Chief Financial Officer since September 2021. He has been IPI’s principal financial officer and principal accounting officer since November 2019 and has served as IPI’s Chief Financial Officer since December 2021. Mr. Preston served as IPI’s Vice President of Finance from November 2019 to December 2021 and as IPI’s Director of Budget and Forecast from April 2016 to November 2019. Previously, Mr. Preston served in successively more senior finance roles after joining IPI in 2008, including Senior Manager of Budget and Forecast, Manager of Budget and

Forecast, and Financial Analyst. His current role requires navigating the distinctive financial challenges faced by a commodity-oriented business.
Kyle R. Smith   has served as our General Counsel and Secretary since September 2021. He has been IPI’s Vice President, General Counsel and Secretary since December 2019. Before joining IPI, Mr. Smith served as General Counsel for an Alaska Native Claims Settlement Act Regional Corporation. Prior to that, Mr. Smith was in private practice from July 2017 to January 2019, and served as Executive Vice President and General Counsel for Echo Energy, a start-up pure-play oil and gas company, from December 2016 to June 2017 and as Assistant General Counsel for Operations for Continental Resources, a large independent upstream producer, from 2014 to June 2016. Mr. Smith holds a B.A. degree in history and communications from the University of Colorado, Boulder and a J.D. from the University of Wyoming College of Law.
Directors and Director Nominees
Robert P. Jornayvaz III.   Mr. Jornayvaz’s business background information is set forth under “— Executive Officers” above.
James C. “Rad” Weaver   will serve as a Board member upon the closing of this offering. Mr. Weaver, through CW Interests, is a co-owner of our sponsor. He is the founder, owner and the Chief Executive Officer of CW Interests. Prior to CW Interests, Mr. Weaver served as the Chief Executive Officer of McCombs Partners, the investment management division of McCombs Enterprises, the family office of Red McCombs, from 2006 to 2020. Mr. Weaver is a member of several public and private boards, including Build Acquisition Corp. (NYSE: BGSX), a blank check company targeting the enterprise software and technology-enabled services markets, since March 2021, KB Home (NYSE: KBH), a homebuilding company based in the United States, since October 2017, Jonah Energy, since 2020, Cox Enterprises, Inc., a privately held global conglomerate, since 2015, Milestone Brands LLC, an acquirer and builder of alcohol beverage brands, since 2015. He holds a B.A. degree in finance from The University of Texas at Austin and serves as Vice Chairman of The University of Texas Board of Regents. Mr. Weaver serves as the Chairman of The University Lands Advisory Board and as a member of the board of UTIMCO (The University of Texas/Texas A&M Investment Management Company). Mr. Weaver brings a wealth of deal making experience to the Board, having completed a significant number of transactions in various industries, including investments in Jonah Energy, HMS Construction, Inc., a specialized general engineering and electrical contractor, D4 Infrastructure, LLC, a privately owned holding company that supports all facets of infrastructure in the United States, a privately held, regional fast food restaurant chain that specializes in hamburgers and a fintech insurance brokerage. We believe Mr. Weaver is qualified to serve on our Board due to his extensive industry, investment, transactional and public company board of director experience.
William D. Von Gonten, Jr.   will serve as a Board member upon the closing of this offering. Mr. Von Gonten has served as the President of W.D. Von Gonten & Co. since November 1995 and Chief Executive Officer of W.D. Von Gonten Laboratories, LLC since October 2013. He is an expert on unconventional resource evaluation and has worked on nearly all of the world’s major oil and gas plays including the Permian Basin, Eagle Ford, Bakken Formation, Denver Julesburg Basin, Marcellus Formation and Vaca Muerta Formation as well as various Middle Eastern fields. Mr. Von Gonten holds a B.S. degree in Petroleum Engineering from Texas A&M University. We believe Mr. Von Gonten is qualified to serve on our Board due to his extensive industry expertise.
Irene G. Lofland   will serve as a Board member upon the closing of this offering. Ms. Lofland is a financial expert with extensive experience working with boards across a broad array of finance and audit committee, enterprise risk management, investor relations and corporate governance matters. She held numerous executive roles at DCP, a Fortune 500 energy company, including leading investor relations, internal audit, treasury, enterprise risk management, ethics and compliance, information technology and credit during her time with DCP and its predecessor companies from August 1995 to August 2019. Her diverse experience includes executing over $1.5 billion of capital market transactions, participating in initial public offerings and merger and acquisition activity and navigating cyclical and commodity sensitive businesses. Ms. Lofland holds a B.S. degree in accounting from the University of

Denver. We believe Ms. Lofland is qualified to serve on our Board due to her significant financial, transactional and strategic experience.
Dan C. Perry   will serve as a Board member upon the closing of this offering. Mr. Perry has served as the owner and sole proprietor of The Law Offices of Dan C. Perry since 2006. Before that, he was a partner of Perry & Kellogg LLP from 1992 to 2006. In addition, Mr. Perry is the Owner and President of Agave Mineral Management, Inc., which offers a variety of mineral management advisory and management services. Mr. Perry has practiced oil and gas law in Texas and New Mexico for over 35 years, focusing exclusively on representing mineral owners with their oil and gas leases. During that period, he has negotiated and drafted numerous oil and gas leases, and has tracked the drilling and production of hundreds of oil and gas wells. He currently serves as Mineral Manager (typically as a Trustee, General Partner or Limited Liability Company Manager) for multiple family entities, with approximately 150,000 acres of minerals under his direct control. Mr. Perry holds an A.B. degree in history from Princeton University and a J.D. from the SMU Dedman School of Law. We believe Mr. Perry is qualified to serve on our Board due to his extensive legal and transactional experience in the oil and gas industry.
Number and Terms of Office of Officers and Directors
We intend to have five directors upon completion of this offering. Our Board will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Perry, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Weaver and Von Gonten, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Ms. Lofland and Mr. Jornayvaz, will expire at the third annual meeting of stockholders. We do not currently expect to add more independent directors after completion of our initial public offering.
Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our Board or by a majority of the holders of our founder shares.
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a President, one or more Vice Presidents, Assistant Secretaries and a Treasurer) and such other offices as may be determined by the Board.
Director Independence
The Nasdaq listing rules require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Upon completion of this offering, we expect to have four “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules. Our Board has affirmatively determined that Ms. Lofland and Messrs. Weaver, Von Gonten and Perry are each an “independent director,” as defined under the Exchange Act and the Nasdaq listing rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation
None of our officers or directors has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, including IPI or its other subsidiaries, or their officers or directors, for services rendered prior to or in connection with the completion of our initial business combination. However, these persons will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable initial business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates, including IPI; however any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with any such party to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers or directors, or our or their affiliates, including IPI or its other subsidiaries.
Our officers are all employees of IPI and receive their compensation directly from IPI. Upon completion of this offering, we will execute a services agreement with IPI pursuant to which IPI will cause our management team and other IPI personnel to provide us with the services we need to conduct our business in exchange for a flat monthly fee of $10,000.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of independent directors on our Board.
Following an initial business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment, although IPI is. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the completion of our initial business combination should be a determining factor in our decision to proceed with any potential initial business combination.
Committees of the Board of Directors
Upon completion of this offering, our Board will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee will operate under a charter that will be approved by our Board and will have the composition and responsibilities described below. The charter of each committee will be available on our website.
Audit Committee
Prior to the consummation of this offering, we will establish an audit committee of the Board. Ms. Lofland and Messrs. Von Gonten and Perry will serve as members of our audit committee. Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Because we expect to list our securities on Nasdaq in connection with our initial public offering, our audit committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing. Each of Ms. Lofland and Messrs. Von Gonten and Perry meets the independent director standard under the Nasdaq listing rules and under Rule 10A-3(b)(1) of the Exchange Act, and Ms. Lofland will serve as chairperson of the audit committee.
Each member of the audit committee is financially literate and our Board has determined that Ms. Lofland qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Prior to the consummation of this offering, we will establish a compensation committee of the Board. Messrs. Von Gonten and Perry and Ms. Lofland will serve as members of our compensation committee. Because we expect to list our securities on Nasdaq in connection with our initial public offering, our compensation committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing. Each of Messrs. Von Gonten and Perry and Ms. Lofland meets the independent director standard under the Nasdaq listing rules, and Mr. Von Gonten will serve as chairperson of the compensation committee.
We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving on an annual basis the compensation of all of our other officers;

•
reviewing on an annual basis our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, including IPI or its other subsidiaries, or their officers or directors, prior to, or for any services they render in order to complete the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
Prior to the consummation of this offering, we will establish a nominating and corporate governance committee of the Board. Messrs. Perry and Von Gonten and Ms. Lofland will serve as members of our nominating and corporate governance committee. Mr. Perry will serve as chair of the nominating and corporate governance committee. Under Nasdaq listing rules, all the directors on the nominating and corporate governance committee must be independent.
We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:
•
identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to the Board candidates for nomination for appointment at the annual meeting of stockholders or to fill vacancies on the Board;

•
developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

•
coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•
reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our Board.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year none of them has served, (i) as a member of the compensation committee or board of directors of another entity that has one or more officers serving on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.
Code of Ethics
Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. The Code of Ethics will be available on our website at www.intrepidacq.com. We will also post any amendments to or waivers of our Code of Ethics on our website.
Corporate Governance Guidelines
Our Board will adopt corporate governance guidelines in accordance with the Nasdaq listing rules that serve as a flexible framework within which our Board and its committees operate. These guidelines will cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Chairman of the Board, Chief Executive Officer and presiding director, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.
Conflicts of Interest
IPI and its subsidiaries may compete with us for acquisition opportunities that fall within IPI’s investment objectives or strategies. A decision by IPI to pursue an opportunity would preclude us from pursuing it and could have a negative impact on our ability to complete our initial business combination. In addition, investment ideas generated within IPI may be suitable for both us and for IPI and may be directed to IPI rather than to us and IPI may take commercial steps which may have an adverse effect on us, including with respect to any target we acquire in the initial business combination. Neither IPI nor our officers and members of our Board who are also employed by, or sit on the board of directors of, IPI have any obligation to present us with any opportunity for a potential initial business combination of which they become aware. Members of our management, in their capacities as management of IPI or in their other endeavors, may have additional fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director may be required to present potential initial business combinations to IPI or third parties before they present such opportunities to us.
All of our officers also serve as officers of IPI, and there are overlapping directors with IPI. Our officers and members of our Board have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at IPI have fiduciary duties to IPI’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting us and IPI to whom they owe fiduciary duties.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities, including IPI or otherwise, pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Also, none of our initial stockholders, IPI or any of our directors and officers is prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, including IPI or otherwise. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
We believe that potential conflicts with IPI are naturally mitigated by the differing nature of the investments IPI would typically consider most synergistic to the existing IPI businesses and the types of transactions we expect to find most attractive based, in part, on transaction size and ability to operate as a standalone public company. Notwithstanding our belief regarding natural mitigation, there may be substantial overlap between companies that would be a suitable initial business combination for us and companies that would make an attractive target for IPI.
Moreover, certain of our directors and all of our officers own stock and other equity awards in IPI. These ownership interests and/or such disparity could create, or appear to create, potential conflicts of interest when the applicable individuals are faced with decisions that could have different implications for our company and IPI.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
Robert P. Jornayvaz III	Intrepid Potash, Inc.	Diversified Minerals	Executive Chairman and Chief Executive Officer
	Intrepid Production Corporation	Oil and Gas Production	Sole Owner
Matthew D. Preston	Intrepid Potash, Inc.	Diversified Minerals	Chief Financial Officer
E. Brian Stone	Intrepid Potash, Inc.	Diversified Minerals	President and Chief Operating Officer
Kyle R. Smith	Intrepid Potash, Inc.	Diversified Minerals	Vice President, General Counsel and Secretary
James C. “Rad” Weaver	Three Two Seven Family Management, LLC, d/b/a CW Interests	Investments	Owner and Chief Executive Officer
	Build Acquisition Corp.	SPAC	Director
	KB Home	Home Building	Director
	Jonah Energy LLC	Energy	Director
	Cox Enterprises, Inc.	Global Conglomerate	Director
	Milestone Brands LLC	Consumer Goods	Director
	The University of Texas Board of Regents	Education	Vice Chairman
	UTIMCO (The University of Texas/Texas A&M Investment Management Company)	Investments	Director
William D. Von Gonten, Jr.	W.D. Von Gonten & Co.	Petroleum Engineering	President
	W.D. Von Gonten Laboratories, LLC	Rock Analysis	Chief Executive Officer
Irene G. Lofland	Water for People	Global Non-Governmental Organization	Director
	St. Anthony Hospital Regional Board	Hospital	Director
	Colorado Women’s Chamber Foundation	Civic Organization	Director

Individual	Entity	Entity’s Business	Affiliation
Dan C. Perry	The Law Offices of Dan C. Perry	Oil and Gas Law Practice	Owner and Sole Proprietor
	Agave Mineral Management, Inc.	Mineral Management	Owner and President
	Agave Minerals, LLC	Oil and Gas Leasing and Royalty Receipts from Production	President
	Starrpro Minerals, LP	Oil and Gas Leasing and Royalty Receipts from Production	Manager and President of Starrpro Mineral Management, LLC, the General Partner of Starrpro Minerals LP
	The Cameron Minerals Trust Number One	Oil and Gas Leasing and Royalty Receipts from Production	Managing Trustee
	The Cameron Minerals Trust Number Two	Oil and Gas Leasing and Royalty Receipts from Production	Managing Trustee
	The Cameron Minerals Trust Number Three	Oil and Gas Leasing and Royalty Receipts from Production	Managing Trustee
	Cameron Minerals No. One, LLC	Oil and Gas Leasing and Royalty Receipts from Production	Manager & President
	Cameron Minerals No. Two, LLC	Oil and Gas Leasing and Royalty Receipts from Production	Manager & President
	Cameron Minerals No. Three, LLC	Oil and Gas Leasing and Royalty Receipts from Production	Manager & President
	Yates Family Minerals	Family Office for Individually-Owned Minerals	Mineral Manager
	Monte Lenoso Minerals, Ltd.	Oil and Gas Leasing and Royalty Receipts from Production	Mineral Manager and Vice President
	Huerta Family Minerals, LLC	Oil and Gas Leasing and Royalty Receipts from Production	Manager & President
	M.M. Garcia Land L.L.C.	Oil and Gas Leasing and Royalty Receipts from Production	Manager & President
Accordingly, if any of the above officers or directors become aware of an initial business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity and only present it to us if such entity rejects the opportunity and he or she determines to present the opportunity to us. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations described above will materially affect our ability to complete our initial business combination.
Potential investors should also be aware of the following other potential conflicts of interest:

•
None of our officers or directors is required to commit his or her full time to our affairs in particular and, accordingly, each of them may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Additionally, pursuant to such letter agreement, our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 18 months after the closing of this offering (or up to 21 months after the closing of this offering, if we extend that time period, as described in this prospectus). If we do not complete our initial business combination within such applicable time period, the proceeds of the entry into the sponsor loan and the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (i) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their private placement warrants and the Class A common stock underlying such warrants until 30 days after the completion of our initial business combination. Since our sponsor and certain of our officers and directors will directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•
Our sponsor, officers or directors may have a conflict of interest with respect to evaluating an initial business combination and financing arrangements as we may obtain working capital loans from our sponsor or an affiliate of our sponsor, including IPI, or any of our officers or directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

•
Our sponsor may have a conflict of interest with respect to its agreement to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest. The proceeds of the sponsor loan will be deposited into the trust account and will be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company. For additional information, see “Certain Relationships and Related Party Transactions.”
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business;

•
the corporation has an interest or expectancy in the opportunity; and

•
it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that we renounce our expectancy in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, IPI, or any of our or their respective officers or directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain a fairness opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.
We cannot assure you that any of the actual or potential conflicts summarized in this section will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after the offering in favor of our initial business combination and our initial stockholders have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors upon completion of this offering who beneficially owns shares of our common stock; and

•
all our officers and directors upon completion of this offering as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.
The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before this offering (but after our sponsor’s transfer of 25,000 founder shares to each of our independent director nominees) and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 750,000 founder shares and that there are 25,000,000 shares of our common stock issued and outstanding after this offering.
	Before Offering(1)		After Offering
Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(3)	Approximate Percentage of Outstanding Common Stock
Intrepid Acquisition Sponsor LLC(4)	5,675,000	98.7%	4,925,000	19.7%
Robert P. Jornayvaz III(4)	—	—	—	—
Matthew D. Preston(4)	—	—	—	—
E. Brian Stone	—	—	—	—
Kyle R. Smith	—	—	—	—
James C. “Rad” Weaver(4)	—	—	—	—
William D. Von Gonten, Jr.	25,000	*	25,000	*
Irene G. Lofland	25,000	*	25,000	*
Dan C. Perry	25,000	*	25,000	*
All officers, directors and director nominees as a group (8 individuals)	75,000	1.3%	75,000	*

*
less than 1%

(1)
After our sponsor’s transfer of 25,000 founder shares to each of our independent director nominees.

(2)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Intrepid Acquisition Corporation I, 1001 17th Street, Suite 1050, Denver, Colorado 80202.

(3)
Interests shown consist solely of founder shares, classified as shares of Class B common stock.

Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.”
(4)
Intrepid Acquisition Sponsor LLC is the record holder of the shares listed for Intrepid Acquisition Sponsor LLC and James C. “Rad” Weaver. Intrepid Acquisition Sponsor LLC is a Delaware limited liability company and a subsidiary of IPI. IPI holds a majority interest in, and is a member of, Intrepid Acquisition Sponsor LLC. Three Two Seven Family Management, LLC, d/b/a CW Interests, a Texas limited liability company that is owned by James C. “Rad” Weaver, one of our director nominees, holds a minority interest in, and is the other member of, Intrepid Acquisition Sponsor LLC. The managers of Intrepid Acquisition Sponsor LLC are Robert P. Jornayvaz III, our Chairman and Chief Executive Officer, Matthew D. Preston, our Chief Financial Officer, and James C. “Rad” Weaver, one of our director nominees. Each manager of our sponsor has one vote, and the approval of a majority of the managers is required to approve, among other things, the voting and disposition of any of our securities held by our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions with respect to an issuer’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals will be deemed to have or share beneficial ownership of such securities. Based upon the foregoing analysis, no manager of our sponsor exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities by virtue of their roles as managers.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then-issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.
Our initial stockholders agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.
Our sponsor has committed, pursuant to a written agreement, to purchase 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share at a price of $1.00 per whole warrant ($6,500,000 total or approximately $7,100,000 total if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial stockholders or their respective permitted transferees, (i) they will not be redeemable by us for cash, (ii) pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination, (iii) the private placement warrants may be exercised by the holders on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants”) and (iv) the holders thereof (including with respect to the shares of common stock issuable upon exercise of these warrants) are entitled to registration rights.
Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Restrictions on Transfers of Founder Shares and Private Placement Warrants
The founder shares and private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement entered into by us with our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, including IPI, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In November 2021, our sponsor acquired 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, our sponsor intends to transfer 25,000 founder shares to each of our independent director nominees, resulting in our sponsor holding 5,675,000 founder shares. The 75,000 founder shares that our sponsor intends to transfer to our independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor has committed, pursuant to a written agreement, to purchase 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share at a price of $1.00 per whole warrant ($6,500,000 total or approximately $7,100,000 total if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
In addition, our sponsor has agreed to lend us $4,000,000 (or $4,600,000 if the underwriters’ overallotment option is exercised in full) as of the closing date of this offering at no interest. The proceeds of the sponsor loan will be deposited into the trust account and will be repaid or converted into private placement warrants at a conversion price of $1.00 per warrant, at the sponsor’s discretion, at any time up until the earlier of the consummation of an initial business combination and the liquidation of our company. The sponsor loan is being extended in order to ensure that the amount in the trust account is $10.20 per public share. If we do not complete an initial business combination and the sponsor loan has not been converted into private placement warrants prior to such time, we will not repay the sponsor loan and its proceeds will be distributed to our public stockholders. Our sponsor has waived any claims against the trust account in connection with the sponsor loan.
Pursuant to a letter agreement with us, our sponsor, officers and directors will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, including IPI, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. So long as the private placement warrants are held by our initial stockholders or their respective permitted transferees, the private placement warrants will not be redeemable by us for cash and will be exercisable on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants”). Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period, and may be redeemed by us for shares of Class A common stock as described under “Description of Securities—Warrants—Public Stockholders’ Warrants”.

Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 17, 2021, we had not borrowed any amounts under the promissory note with our sponsor. Subsequent to November 17, 2021, we borrowed approximately $35,000 under the promissory note to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2022, and the closing of this offering. The largest aggregate amount of principal outstanding under the promissory note has been $35,000. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, including IPI or otherwise, then he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, including IPI or otherwise. Each of our officers and directors currently have certain relevant fiduciary duties or contractual obligations to certain entities, including IPI or otherwise, that may take priority over their duties to us.
We will enter into a services agreement pursuant to which we will pay IPI a total of $10,000 per month for office space and administrative and support services. Upon completion of our initial business combination or any liquidation, we may cease paying some or all of these monthly fees. Accordingly, in the event the completion of our initial business combination takes up to 21 months (assuming our sponsor exercises its option to purchase additional private placement warrants in order to extend the time to complete our initial business combination by up to three months, as described in this prospectus), subsidiaries of IPI will be paid a total of $210,000 ($10,000 per month) for office space and administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses. Pursuant to such agreement we will indemnify IPI and its affiliates for (i) any claims made by us or a third party and resulting liabilities in respect of any investment opportunities sourced by them, (ii) any liability arising with respect to their activities in connection with our affairs and (iii) any services that are provided without a separate written agreement between us and IPI or an affiliate of IPI. Such indemnity will provide that the indemnified parties cannot access the funds held in our trust account.
None of our officers or directors has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, including IPI or its other subsidiaries, or their officers or directors, for services rendered prior to or in connection with the completion of our initial business combination. However, these persons will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation and initial public offering and to identifying potential target businesses and performing due diligence on suitable initial business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates, including IPI; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with any such party to do so. Our audit committee will review on a quarterly basis all payments that were made or are to be made to our sponsor, officers, directors or our or their affiliates, including IPI or its other subsidiaries, and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Under the circumstances summarized under “Proposed Business—Initial Business Combination,” if we extend the time period to complete our initial business combination, our sponsor (or its affiliates or designees) must purchase an additional 2,000,000 private placement warrants (or 2,300,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) and deposit the proceeds of such purchase into the trust account on or prior to the date of the deadline. See “Proposed Business—Initial Business Combination.”
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such working capital loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Additionally, pursuant to such letter agreement, our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 18 months after the closing of this offering (or up to 21 months after the closing of this offering, if we extend that time period, as described in this prospectus). If we do not complete our initial business combination within such applicable time period, the proceeds of the entry into the sponsor loan and the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (i) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their private placement warrants and the Class A common stock underlying such warrants until 30 days after the completion of our initial business combination.
We will enter into a registration rights agreement with respect to the private placement warrants, the warrants that may be issued in connection with the extension of the time available for us to complete our initial business combination and/or the warrants issuable upon conversion of working capital loans (if any) and/or the sponsor loan and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section of this prospectus entitled “Description of Securities—Registration Rights.”

Related Person Transaction Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any record or beneficial owner of 5% or more of our common stock or (iii) any immediate family member of any person specified in (i) and (ii). The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors, including IPI, unless we, or a committee of independent directors, have obtained a fairness opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, including IPI or its other subsidiaries, or their officers or directors, for services rendered to us prior to or in connection with the completion of our initial business combination, except that the following payments will be made to our sponsor, officers or directors, or our or their affiliates, including IPI, but not from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
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repayment of an aggregate of up to $300,000 under the promissory note to cover offering-related and organizational expenses;

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payment to IPI of a total of $10,000 per month for office space and administrative and support services;

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reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination;

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payment to Cowen and Company, LLC and Intrepid Partners, LLC of (i) their respective portions of the deferred underwriting commissions, (ii) documented fees for any financial advisory, placement agency or other similar investment banking services that Cowen and Company, LLC and Intrepid Partners, LLC may provide to our company in the future, and (iii) documented reimbursements for any reasonable out-of-pocket expenses incurred by Cowen and Company, LLC and Intrepid Partners, LLC in connection with the performance of such services; and

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repayment of working capital loans which may be made by our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates, including IPI or its other subsidiaries.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 200,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one whole share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the closing of this offering (or, if such date is not a business day, the following business day) unless Cowen and Company, LLC and Intrepid Partners, LLC inform us of their decision (based upon, among other things, its assessment of the relative strengths of the securities markets, of comparably capitalized companies and of blank check companies in general, and the trading pattern of, and demand for, our securities in particular) to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Common Stock
Upon the closing of this offering, 25,000,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 750,000 founder shares by our sponsor), consisting of:
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20,000,000 shares of our Class A common stock underlying the units being offered in this offering; and

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5,000,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL and applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such initial business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.
The Nasdaq listing rules do not require us to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may fail to hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, which could result in us not being in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share, subject to potential increase pursuant to our sponsor’s option to purchase additional private placement warrants for a three month extension of our time to consummate an initial business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange rules, if a stockholder vote is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person, or by means of remote communication, or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or their affiliates, including IPI, in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination, and, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the underwriters’ over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem his, her or its public shares irrespective of whether such public stockholder votes for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have agreed, pursuant to the letter agreement, to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus). However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions contained in a letter agreement that our sponsor, officers and directors have entered into with us, as described in more detail below, (ii) pursuant to such letter agreement, our sponsor, officers and directors have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (iv) are subject to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), and subject to further adjustment as provided in this prospectus. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination). Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Preferred Stock
Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Warrants
General
Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) 12 months from the closing of this offering and (ii) 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption of the warrants or liquidation of our company.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from the registration requirements of the Securities Act is available, including in connection with a cashless exercise permitted as result of a notice of redemption described below under “—Public Stockholders’ Warrants—Redemption of Public Warrants.” No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the issuance of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the warrants. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and to cause within 60 business days following our initial business combination to be declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of the initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.”
We have agreed that any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the City of New York, County of New York, State of New York, the United States District Court for the Southern District of New York or the federal district courts of the United States, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. However, the enforceability of similar exclusive forum provisions (including exclusive forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act or the Exchange Act) in other companies’ organizational documents has been challenged in legal proceeds, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our warrant agreement. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce (i) any liability or duty created by the Exchange Act or the rules and regulations thereunder for which Section 27 of the Exchange Act creates exclusive federal jurisdiction, (ii) with respect to suits brought in federal courts, any duty or liability created by the Securities Act or the rules and regulations thereunder for which Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts or (iii) any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Risk Factors—Risks Related to our Securities — Our warrant agreement will designate the courts of the City of New York, County of New York, State of New York or the United States District Court for the Southern District of New York as the exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes without company.”
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, correct any defective provision, lower the exercise price of the warrants or extend the exercise period, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other modification or amendment, including any modification or amendment to increase the exercise price of the warrants or shorten the exercise period.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.
Anti-dilution Adjustments
If the number of issued and outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) historical fair market value means the volume-weighted average last reported sale price of the shares of Class A common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of issued and outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of Class A common stock (with such newly issued price to be determined in good faith by our Board and, in the case of any such issuance to our initial stockholders or their respective affiliates, including IPI or its other subsidiaries, without taking into account any founder shares held by them, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination is below $9.20 per share, then the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination and the newly issued price and the $18.00 per share redemption trigger price described under “—Public Stockholders’ Warrants—Redemption of Public Warrants” above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the volume-weighted average last reported sale price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination and the newly issued price.
In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another entity or conversion of us into another type of entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.
However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then then the holder of a warrant will be entitled to exercise the same right of election as to the as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation for which each warrant will become exercisable, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of the issued and outstanding equity securities of the Company, and (for the avoidance of doubt) such tender offer results in a change of control of the Company, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement.
Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
Public Stockholders’ Warrants
The terms described above under “—General” apply to both public warrants and private warrants. Notwithstanding the above, however, if, at the time of any exercise of a warrant, the shares of our Class A common stock are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants, but we will be required to use our commercially reasonable efforts to register or qualify for sale that Class A common stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the public warrants by (y) the “fair market value.” The “fair market value” means the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date that notice of exercise of the public warrants is sent to the warrant agent from the holder of such public warrants or its securities broker or intermediary.
Redemption of Public Warrants
Once the warrants become exercisable, we may call the warrants for redemption for cash:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock has been at least $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within the 20 trading-day period ending on the third trading day prior to the date on which the notice of redemption is given to the warrant holders.
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described above under “—General—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption Procedures and Cashless Exercise
If we call the warrants for redemption for cash as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our Board will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants in exchange for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the volume-weighted average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the public warrants or their or its securities broker or intermediary, pursuant to the warrant agreement. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
Redemption Procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Private Placement Warrants
The terms described above under “—General” apply to both public warrants and private warrants. Pursuant to a letter agreement with us, however, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination

(except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor, including IPI). The private placement warrants will not be redeemable by us.
If holders of the private placement warrants elect to exercise such private placement warrants on a cashless basis, they would pay the exercise price by surrendering their warrants in exchange for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) of the Class A common stock over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial stockholders or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he, she or it is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor, including IPI or its other subsidiaries, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants” made to our sponsor, officers and directors and other persons or entities affiliated with our sponsor, including IPI.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock dividend or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.
Our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of the outstanding shares of our common stock voting in a stockholder meeting) cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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although we do not intend to enter into an initial business combination with a target business that is affiliated with our sponsor, IPI, or any of our or their respective directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain a fairness opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view;

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if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;
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our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to us to pay our franchise and income taxes and excluding the amount of the deferred underwriting commissions) at the time of the agreement to enter into the initial business combination;

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if our stockholders approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 21 months from the closing of this offering, if we extend that time period, as described in this prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares; and

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we will not complete our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:
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our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits
Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim against us, our directors, officers, or employees that is governed by the internal affairs doctrine, provided that the exclusive forum provision will not apply to suits (a) brought to enforce any liability or duty created by the U.S. federal securities laws, for which the federal courts have exclusive jurisdiction, or to any other claim for which the federal courts have exclusive jurisdiction, (b) which the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (c) for which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or (d) for which the Court of Chancery does not have subject matter jurisdiction. Our amended and restated certificate of incorporation will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forums for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce (i) any liability or duty created by the Exchange Act or the rules and regulations thereunder for which Section 27 of the Exchange Act creates exclusive federal jurisdiction, (ii) with respect to suits brought in federal courts, any duty or liability created by the Securities Act or the rules and regulations thereunder for which Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts or (iii) any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provision. However, the enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our warrant agreement. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board. See “Risk Factors—Risks Related to our Securities—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the exclusive forums for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairperson.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by Written Consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.
Classified Board of Directors
Our Board will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the Board. Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our Board or by a majority of the holders of our founder shares.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.
Class B Common Stock Consent Right
For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.
Securities Eligible for Future Sale
Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 25,000,000 (or 28,750,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 20,000,000 shares (or 23,000,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates, including IPI, within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 (or 5,750,000 if the underwriters’ over-allotment option is exercised in full) shares and all 6,500,000 (or 7,100,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock and private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “— Registration Rights.”
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise their over-allotment option in full); or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares, private placement warrants and warrants that may be issued in connection with the extension of the time available for us to complete our initial business combination and/or the warrants issuable upon conversion of working capital loans (if any) and/or the sponsor loan (and any shares of Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued in connection with the extension of the time available for us to complete our initial business combination and/or upon conversion of working capital loans and/or the sponsor loan and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
We intend to apply to have our units listed on Nasdaq under the symbol “IACIU.” We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our Class A common stock and public warrants are eligible to trade separately, we anticipate that our Class A common stock and public warrants will be separately listed on Nasdaq under the symbols “IACI“ and “IACIW,” respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our units, Class A common stock and warrants issued pursuant to this offering, which we refer to collectively as our securities, but does not purport to be a complete analysis of all potential tax consequences relating to the purchase, ownership and disposition of our securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Department of the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our units, Class A common stock or warrants.
This discussion applies only to our securities that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and is applicable only to holders who purchased units in this offering. This discussion does not address the U.S. federal income tax consequences to our sponsor, officers or directors, or holders of private placement warrants. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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banks;

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certain financial institutions;

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regulated investment companies and real estate investment trusts;

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insurance companies;

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brokers, dealers or traders in securities;

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traders in securities that elect to mark to market;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our units, Class A common stock or warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons that actually or constructively own 10% or more of our voting stock by vote or value;

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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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persons deemed to sell our units, Class A common stock or warrants under the constructive sale provisions of the Code;

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persons who hold or receive our units, Class A common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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tax-qualified retirement plans; and

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our units, Class A common stock or warrants, the U.S. federal income tax treatment of an owner of such an entity or arrangement will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding our units, Class A common stock and warrants and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR UNITS, CLASS A COMMON STOCK OR WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments or arrangements similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit is expected to be treated for U.S. federal income tax purposes as the acquisition of one share of Class A common stock and one-half of one redeemable warrant to acquire one share of Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each U.S. Holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-half of one redeemable warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the facts and circumstances. Therefore, we strongly urge each investor to consult his or her own tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-half of one redeemable warrant should be the stockholder’s tax basis in such share or one-half of one redeemable warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and the one-half of one redeemable warrant constituting the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-half of one redeemable warrant based on their respective fair market values at the time of disposition (as determined by each such unit holder based on all the facts and circumstances).
Neither the separation of shares of Class A common stock and warrants comprising the units nor the combination of halves of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes. The foregoing U.S. federal income tax treatment of the shares of our Class A common stock and warrants and a U.S. Holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.    The gross amount of distributions made with respect to the Class A common stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A common stock, as described below under “— U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” below.
Our dividends will be taxable to a corporate U.S. Holder at regular corporate income tax rates and generally will be eligible for the dividends received deduction if the requisite holding period is satisfied. With respect to non-corporate U.S. Holders and with certain exceptions, our dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.    Upon a sale or other taxable disposition of our units, Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A common stock or warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrant based upon the then fair market values of the Class A common stock and the warrants included in the units as determined by such U.S. Holder based on all the facts and circumstances) and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrant generally will equal the U.S. Holder’s adjusted cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one redeemable warrant or, as discussed below, the U.S. Holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.
Redemption of Class A Common Stock.    In the event that a U.S. Holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section entitled “Description of Securities—Common Stock” or if we purchase a U.S. Holder’s share of Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as sale or exchange of the Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale or exchange of Class A common stock, the U.S. Holder will be treated as described under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” above. Whether a redemption or purchase by us qualifies for sale or exchange treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption or purchase by us. The redemption or purchase by us of Class A common stock generally will be treated as a sale or exchange of the Class A common stock (rather than a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by the U.S. Holder. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which generally would include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. Prior to our initial business combination, the shares of our Class A common stock may not be treated as voting shares for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption or purchase by us of the Class A common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by us.
If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “—U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
Exercise, Lapse or Redemption of a Warrant.    Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Class A common stock on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. Holder’s holding period for the share of Class A common stock received upon exercise of the warrant will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Class A common stock received would equal the holder’s basis in the warrants used to effect the cashless exercise. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Class A common stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock received represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the fair market value of the stock. A U.S. Holder’s holding period for the Class A common stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distributions would be subject to tax as described above under “—U.S. Holders—Taxation of Distributions” in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. It is not clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the preferential tax rate for long-term capital gains. It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.
U.S. Information Reporting and Backup Withholding.    Dividend payments (including constructive dividends) with respect to the Class A common stock to a U.S. Holder and proceeds from the sale, exchange or redemption of the Class A common stock or warrants by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:
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a non-resident alien individual;

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a foreign corporation; or

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a foreign estate or trust.

Taxation of Distributions.    In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute dividends for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of our Class A common stock treated as a taxable sale of our Class A common stock. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. See also “— Non-U.S. Holders—Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Exercise, Lapse or Redemption of a Warrant.    The U.S. federal income tax treatment of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder, generally will follow the U.S. federal income tax treatment of the exercise, redemption or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described below under “—Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.    Subject to the below discussion of FATCA (as defined below) and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the sale, taxable exchange or other taxable disposition of our Class A common stock (including a dissolution and liquidation in the event we do not complete an initial business combination within 18 months from the date of the closing of the offering (or up to 21 months from the date of the closing of the offering, if we extend that time period, as described in this prospectus))

or warrants (including an expiration or redemption of our warrants), in each case, without regard to whether those securities were held as part of a unit, unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock or warrants, as applicable, and, in the case where shares of our Class A common stock and warrants are treated as regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock or more than 5% of warrants, as applicable, at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A common stock or warrants, as applicable. There can be no assurance that our Class A common stock or warrants will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. We will be classified as a USRPHC if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Redemption of Class A Common Stock.    The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s share of Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” generally will follow the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A common stock, as described under “—U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “—Non-U.S. Holders—Taxation of Distributions” and “—Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A common stock, the withholding agent might treat the redemption as a distribution subject to U.S. federal withholding tax, unless special procedures are available to Non-U.S. Holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. Holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.
Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock. Such constructive distribution to a Non-U.S. Holder of warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described under “—Non-U.S. Holders—Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers generally may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding.    Payments of dividends (including constructive dividends) on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds from a sale or other taxable disposition of our Class A common stock and warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of our Class A common stock and warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts.    Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or disposition of, our units, Class A common stock or warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our units, Class A common stock or warrants. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our units, Class A common stock or warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A COMMON STOCK AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

UNDERWRITING
Cowen and Company, LLC and Intrepid Partners, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.
Underwriter	Number of Units
Cowen and Company, LLC
Intrepid Partners, LLC
Total	20,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.
The offering of the units by each underwriter is subject to receipt and acceptance by it and subject to the underwriters’ right to reject any order in whole or in part.
Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
We, our sponsor and our officers and directors have agreed that we and they will not, subject to certain exceptions, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to any units, shares of common stock, founder shares, warrants or any securities convertible into, or exercisable, or exchangeable for, any units, common stock, founder shares, or warrants, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any units, shares of common stock, founder shares, or warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise or (iii) or publicly disclose the intention to undertake any of the foregoing, without the prior written consent of Cowen and Company, LLC and Intrepid Partners, LLC; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (3) register with the SEC, pursuant to an agreement to be entered into on or prior to the closing of this offering, the resale of the private placement warrants, the warrants that may be issued in connection with the extension of the time available for us to complete our initial business combination and/or the warrants issuable upon conversion of working capital loans (if any) and the sponsor loan and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Cowen and Company, LLC and Intrepid Partners, LLC in their sole discretions may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement described herein.
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as in the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Pursuant to such letter agreement, our sponsor, officers and directors have also agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).
Prior to this offering, there has been no public market for our securities. We cannot assure you that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
We intend to apply to list our units on Nasdaq under the symbol “IACIU.” We expect that our Class A common stock and warrants will be listed under the symbols “IACI” and “IACIW,” respectively, once the Class A common stock and warrants begin separate trading.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Payable by Intrepid Acquisition Corp. I
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total	$11,000,000	$12,650,000

(1)
Includes $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering. Does not include certain fees and expenses payable to the underwriters in connection with this offering.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales and purchases to cover short positions, which may include purchases pursuant to the underwriters’ over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•
Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•
“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•
“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•
Covering transactions involve purchases of units either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise their over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the underwriters’ over-allotment option.

•
Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.
In connection with the offering, the underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of the units to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.
We estimate that our portion of the total expenses of this offering payable by us will be $1,650,000, excluding underwriting discounts and commissions.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. We have also agreed to pay the offering’s FINRA-related expenses and application fees (including the related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000).
We have agreed to offer to engage Cowen and Company, LLC and Intrepid Partners, LLC as a financial advisor and placement agent in connection with our initial business combination and any private placement financing associated with our initial business combination. In accordance with FINRA Rule 5110(g)(6)(A), this right shall not have a duration of more than three years from the commencement of sales in this offering. The terms of any such engagement will be set forth in a separate agreement among us, Cowen and Company, LLC and Intrepid Partners, LLC and will contain terms, conditions and fees (the “Cowen and Intrepid Partners Advisory Fees”) that are customary for investment banks for similar transactions. Pursuant to any such engagement, the Cowen and Intrepid Partners Advisory Fees would likely be conditioned upon the completion of our initial business combination.
Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intention to do so. However, any of the underwriters may introduce us to potential target businesses, act as sell-side mergers and acquisition advisor for any of them or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing transactions. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s-length negotiation. No agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters, however, prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and that we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of any business combination, including an initial business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of an initial business combination and may be paid in a form other than cash. The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters or their affiliates that provide the services described above to us will have financial interests tied to the completion of the initial business combination and so may have a conflict of interest given that the underwriters will be entitled to the Cowen and Intrepid Partners Advisory Fees and deferred underwriting commissions only if an initial business combination is completed within the specified timeframe.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no units have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Member State at any time,
•
to legal entities which are qualified investors as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the manager for any such offer; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1(4) of the Prospectus Regulation;

provided that no such offer of units shall require the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, and the expression Prospectus Regulation means Regulation (EU) 2017/1129 (as amended or superseded). We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.
Notice to Investors in the United Kingdom
No units have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in the United Kingdom, all in accordance with the UK Prospectus Regulation, except that offers of units may be made to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the manager for any such offer; or

(c)
at any time in any other circumstances falling within section 86 of the FSMA;

provided that no such offer of units shall require the company or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to the UK Prospectus Regulation.
For the purposes of this provision, the expression an offer of units to the public in relation to any units means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.
Each of the underwriters severally represents, warrants and agrees as follows:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in circumstances in which section 21(1) of FSMA does not apply to the company; and

(b)
it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France
The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and décret no. 98-880 dated October 1, 1998.
Notice to Prospective Investors in the Netherlands
Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.
Notice to Prospective Investors in Hong Kong
The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Notice to Prospective Investors in Japan
The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Canada
Resale Restrictions
The distribution of units in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

•
the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•
where required by law, the purchaser is purchasing as principal and not as agent; and

•
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that each of the underwriters is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Perkins Coie LLP, Denver, Colorado, is acting as counsel in connection with the registration and offering of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Arnold & Porter Kaye Scholer LLP, New York, New York, is acting as counsel to the underwriters.
EXPERTS
The financial statements of Intrepid Acquisition Corporation I as of November 17, 2021 and for the period from September 30, 2021 (inception) through November 17, 2021, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the November 17, 2021 financial statements contains an explanatory paragraph that states that the company has no revenue, has a net working capital deficiency as of November 17, 2021, its business plan is dependent on the completion of a proposed public offering, and lacks the financial resources it needs to sustain operations which raises substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INTREPID ACQUISITION CORPORATION I
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Intrepid Acquisition Corporation I:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Intrepid Acquisition Corporation I (the Company) as of November 17, 2021, the related statement of operations, stockholders’ equity, and cash flows for the period from September 30, 2021 (inception) through November 17, 2021, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 17, 2021, and the results of its operations and its cash flows for the period from September 30, 2021 (inception) through November 17, 2021, in conformity with U.S. generally accepted accounting principles.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, has a net working capital deficiency as of November 17, 2021, its business plan is dependent on the completion of a proposed public offering, and lacks the financial resources it needs to sustain operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2021.
Denver, Colorado
December 16, 2021

INTREPID ACQUISITION CORPORATION I
BALANCE SHEET
NOVEMBER 17, 2021
ASSETS
Current assets – Cash	$25,000
Deferred offering costs	460,318
Total assets	$485,318
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$26,864
Accrued offering cost	460,318
Total current liabilities	$487,182
Commitments
Stockholders’ equity:
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A Common Stock, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(26,864)
Total stockholders’ equity	$(1,864)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$485,318

(1)
Includes an aggregate of 750,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full (see note 6).

The accompanying notes are an integral part of the financial statements.

INTREPID ACQUISITION CORPORATION I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 30, 2021 (INCEPTION) THROUGH NOVEMBER 17, 2021
Formation Costs	$22,690
Franchise Taxes	4,174
Net Loss	$(26,864)
Weighted average shares outstanding, basic and diluted(1)	5,000,000
Basic and diluted net loss per share	$(0.01)

(1)
Excludes an aggregate of 750,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full (see Note 6).

The accompanying notes are an integral part of the financial statements.

INTREPID ACQUISITION CORPORATION I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 30, 2021 (INCEPTION) THROUGH NOVEMBER 17, 2021
Cash flows from operating activities
Net loss	$(26,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	26,864
Net cash used in operating activities	$—
Cash flows from financing activities
Proceeds from issuance of common stock to Sponsors	25,000
Net cash provided by financing activities	$25,000
Net Change in Cash	25,000
Cash – Beginning	—
Cash – Ending	$25,000
Non-cash financing activities
Deferred offering costs included in accrued offering costs	$460,318
The accompanying notes are an integral part of the financial statements.

INTREPID ACQUISITION CORPORATION I
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 30, 2021 (INCEPTION) TO NOVEMBER 17, 2021
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – September 30, 2021	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor(1)	—	—	5,750,000	575	24,425	—	25,000
Net Loss	—	—	—	—	—	(26,864)	(26,864)
Balance – November 17, 2021	—	$—	5,750,000	$575	$24,425	$(26,864)	$(1,864)

(1)
Includes an aggregate of 750,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full (see note 6).

The accompanying notes are an integral part of the financial statements.

Note 1—Description of Organization and Business Operations
Intrepid Acquisition Corporation I (the “Company”) was incorporated in the State of Delaware on September 30, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combinations with one or more businesses (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of November 17, 2021, the Company had not commenced any operations. All activity for the period from September 30, 2021 (inception) through November 17, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”) which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence its operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 20,000,000 units (or up to 23,000,000 units if the Over-allotment Option (as defined below) is exercised in full), each such unit comprised of one share of Class A common stock, par value $0.0001 per share (“Class A common stock”), and one-half of one redeemable Public Warrant (as defined below) (the “Units”), and, in connection therewith, the Company has determined to issue and deliver up to 11,500,000 Public Warrants (including up to 1,500,000 Public Warrants if the underwriters’ over-allotment option (the “Over-allotment Option”) is exercised in full) to public investors in the Proposed Public Offering (the “Public Warrants”).
In connection with the Proposed Public Offering, Intrepid Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), has committed to enter into a Private Placement Warrants Purchase Agreement with the Company, pursuant to which the Sponsor will purchase an aggregate of 6,500,000 warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) (or up to 7,100,000 Private Placement Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Private Placement Warrant. The Private Placement Warrant will close simultaneously with the closing of the Proposed Public Offering (and the closing of the Over-allotment Option, if applicable).
In addition, the Sponsor has agreed to lend the Company $4,000,000 (or $4,600,000 if the Over-allotment Option is exercised in full) as of the closing date of the Proposed Public Offering at no interest (the “Sponsor Loan”). The proceeds of the Sponsor Loan will be added to a U.S.-based trust account (the “Trust Account”) and the Sponsor Loan will be repaid or converted into Warrants at a conversion price of $1.00 per Warrant, at the Sponsor’s discretion, at any time up until the earlier of the consummation of an initial Business Combination and the liquidation of the Company.
In order to fund working capital deficiencies or finance the Company’s transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant at the option of the lender. The Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of its initial Business Combination for a pro rata portion of the amount on deposit in the Trust Account as of two business days prior to the consummation of its initial Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes as well as expenses relating to the administration of the Trust Account. The amount in the Trust Account is initially anticipated to be approximately $10.20 per public share, subject to potential increase pursuant to the Sponsor’s option to purchase additional private placement warrants for a three month extension of the Company’s time to consummate its initial Business Combination. These public shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing its initial Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval, it will complete its initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination.
If the Company anticipates that it may not be able to complete its initial Business Combination within 18 months from closing of the Proposed Public Offering, the Company may extend the period of time to complete the Company’s initial Business Combination by an additional three months, in which case the Sponsor will purchase an additional 2,000,000 Warrants (or up to 2,300,000 Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Warrant. The Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.
Going Concern Consideration
At December 16, 2021, the Company had $25,000 in cash and working capital deficit of $462,182. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plan to raise capital or to consummate a Business Combination will be successful within the required time period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Summary of significant accounting policies
Basis of Presentation
The accompanying financials statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Cash and Cash Equivalents
Cash balance of $25,000 consists of cash on deposit with financial institutions. The Company treats short-term, highly liquid investments with an original maturity of three months or less as cash equivalents.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is,

those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies are required to adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering Costs
Deferred offering costs of $460,318 consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under the FASB’s ASC 740—Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 17, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be immaterial for the period from September 30, 2021 (inception) through November 17, 2021.
The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Net loss per Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), that are subject to forfeiture if the Over-allotment Option is not exercised by the underwriters (see Note 5). As of November 17, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820—Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 Units (or up to 23,000,000 units if the Over-allotment Option is exercised in full) comprised of one share of Class A common stock and one-half of one redeemable Public Warrant, and may issue and deliver up to 11,500,000 Public Warrants (including up to 1,500,000 Public Warrants if the Over-allotment Option is exercised in full) to public investors in the Proposed Public Offering (see Note 6). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share.
Note 4—Private Placements
The Sponsor has agreed to purchase from the Company 6,500,000 Private Placement Warrants (or up to 7,100,000 Private Placement Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Private Placement Warrant. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share.
If the Company anticipates that it may not be able to complete its initial Business Combination within 18 months from closing of the Proposed Public Offering, the Company may extend the period of time to complete the Company’s initial Business Combination by an additional three months, in which case the Sponsor will purchase an additional 2,000,000 Warrants (or up to 2,300,000 Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Warrant. The Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. See Note 5.
Note 5—Related Party Transactions
Founder Shares
In November 2021, the Sponsor purchased 5,750,000 shares of Class B common stock for an aggregate price of $25,000 (the “Founder Shares”). The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the Over-allotment Option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any public shares in the Proposed Public Offering). The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the aggregate number of Founder Shares issued. If the Company increases or decreases the size of the Proposed Public Offering, the Company will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Class B common stock immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the ownership of the Company’s initial stockholders at 20% of the issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Public Offering. The Founder Shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Prior to the closing of the Proposed Public Offering, the Sponsor intends to transfer 25,000 Founder Shares to each of the Company’s independent director nominees, resulting in the Sponsor holding 5,675,000 Founder Shares. The 75,000 Founder Shares that the Sponsor intends to transfer to the Company’s independent director nominees will not be subject to forfeiture in the event the Over-allotment Option is not exercised.
The Company accounts for its Founder Shares under ASC 718—Compensation—Stock Compensation and will record compensation cost upon successful completion of a Business Combination. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of November 17, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.
Private Placement Warrants
In connection with the Proposed Public Offering, the Sponsor has committed to enter into a Private Placement Warrants Purchase Agreement with the Company, pursuant to which the Sponsor will purchase an aggregate of 6,500,000 Private Placement Warrants (or up to 7,100,000 Private Placement Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Private Placement Warrant. The Private Placement Warrant will close simultaneously with the closing of the Proposed Public Offering (and the closing of the Over-allotment Option, if applicable).
Promissory Notes—Related Party
On November 17, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of June 30, 2022 or the completion of the Proposed Public Offering. As of December 16, 2021, there was no outstanding balance under the Promissory Note.
In addition, the Sponsor has agreed to lend the Company $4,000,000 (or $4,600,000 if the Over-allotment Option is exercised in full) as of the closing date of the Proposed Public Offering at no interest. The proceeds of the Sponsor Loan will be added to the Trust Account and the Sponsor Loan will be repaid or converted into Warrants at a conversion price of $1.00 per Warrant, at the Sponsor’s discretion, at any time up until the earlier of the consummation of an initial Business Combination and the liquidation of the Company.
In order to fund working capital deficiencies or finance the Company’s transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant at the option of the lender. The Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such working capital loans.
If the Company anticipates that it may not be able to complete its initial Business Combination within 18 months from closing of the Proposed Public Offering, the Company may extend the period of time to complete the Company’s initial Business Combination by an additional three months, in which case the Sponsor will purchase an additional 2,000,000 Warrants (or up to 2,300,000 Warrants if the Over-allotment Option is exercised in full) at a purchase price of $1.00 per Warrant. The Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.
Services Agreement
The Company will enter into a services agreement that will provide that, commencing on the date that the Company’s securities are first listed on the Nasdaq Global Market through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company will reimburse Intrepid Potash, Inc. $10,000 per month for office space, administrative, and support and will be entitled to be reimbursed for any out-of-pocket-expenses. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.
Note 6—Stockholders’ Equity
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors (the “Board”). At November 17, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock
The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At November 17, 2021, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock
The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At November 17, 2021, there were 5,750,000 shares of Class B common stock issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the Over-allotment Option is not exercised in full or in part, so that the Sponsor will collectively own approximately 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Sponsor does not purchase any public shares in the Proposed Public Offering).
Holders of Class A common stock and Class B common stock will vote together as a single class for the election of the directors and on all other matters properly submitted to a vote of the stockholders except as required by law.
Shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), and subject to further adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Each whole Warrant shall entitle the holder thereof, to purchase from the Company the number of shares of Class A Common Stock, at the price of $11.50 per share.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Company’s initial stockholders or their respective affiliates, including Intrepid Potash, Inc. or its other subsidiaries, without taking into account any founder shares held by them, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions) and (z) the volume-weighted average last reported sale price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and, in the case of the Public Warrants only, the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.
The Public Warrants will become exercisable on the later of (a) 30 days after the completion of the initial Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided, in each case, that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Warrants will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.
The Company will agree that as soon as practicable but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC, and to cause within 60 business days following the initial Business Combination to be declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its commercially reasonable efforts to maintain its effectiveness, and the effectiveness of a current prospectus relating to those shares of Class A common stock, until the Warrants expire or, in the case of the Public Warrants only, are redeemed, as specified in the warrant agreement (and if such registration statement is not effective by the 60th business day following the closing of the initial Business Combination, holders of the Public Warrants will be permitted to exercise their Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption); provided, that if, at the time of any exercise of a Public Warrant, the shares of the Class A common stock are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement for the registration, under the Securities

Act, of the Class A common stock issuable upon exercise of the Public Warrants, but the Company will be required to use its commercially reasonable efforts to register or qualify for sale that Class A common stock under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”), to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock has been at least $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 10 trading days within the 20-trading day period ending on the third trading day prior to the date on which the notice of redemption is given to the public warrant holders.

The Company will not redeem the Public Warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Public Warrants on a “cashless basis” as described herein. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption for cash, as described above, management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Public Warrants.
In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the Public Warrants by (y) the “fair market value.” The “fair market value” means the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date that notice of exercise of the Public Warrants is sent to the warrant agent from the holder of such public warrants or its securities broker or intermediary.
The Private Placement Warrants will not be redeemable by the Company and will be exercisable on a “cashless basis.”
Pursuant to a letter agreement with the Company, subject to certain exceptions, the Company’s initial stockholders have agreed not to transfer, assign or sell any Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) until 30 days after the completion of the initial Business Combination, subject to certain exceptions.
If holders of Private Placement Warrants elect to exercise such Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (as defined below) of the Class A common stock over the exercise price of the Private Placement Warrants by (y) the fair market value. For purposes of this paragraph, the “fair market value” shall mean the volume-weighted average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise of the Private Placement Warrants is sent to the warrant agent.

Note 7—Commitments
Registration Rights
The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued in connection with the extension of the time available for the Company to complete the Business Combination and/or upon conversion of working capital loans and/or the sponsor loan (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued in connection with the extension of the time available for the Company to complete an initial Business Combination and/or upon conversion of working capital loans and/or the sponsor loan and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to an underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (or $4,600,000 in the aggregate if the Over-allotment Option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per Unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the Over-allotment Option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement for the Proposed Public Offering.
Note 8—Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through December 16, 2021, the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

20,000,000 Units
Intrepid Acquisition Corporation I

PRELIMINARY PROSPECTUS

Cowen Intrepid Partners

                 , 2022
Until                 , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The estimated expenses payable by the registrant in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:
Legal fees and expenses	$450,000
Accounting fees and expenses	130,000
SEC filing fees and expenses	21,321
FINRA filing fees and expenses	35,000
Nasdaq Stock Market listing and filing fees	75,000
Directors and officers insurance(1)	850,000
Printing and engraving expenses	40,000
Travel and roadshow expenses	10,000
Miscellaneous expenses(2)	38,679
Total offering expenses	$1,650,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes an initial business combination.

(2)
This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.
The registrant’s amended and restated certificate of incorporation will provide that all of its directors, officers, employees and agents shall be entitled to be indemnified by the registrant to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (“DGCL”).
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145.   Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to the registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, the registrant’s amended and restated certificate of incorporation, will provide that no director shall be personally liable to it or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of the registrant’s amended and restated certificate of incorporation is to eliminate the registrant’s rights and those of its stockholders (through stockholders’ derivative suits on the registrant’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL and the other exceptions described in the previous sentence. However, this provision does not limit or eliminate the registrant’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the registrant’s amended and restated certificate of incorporation, the liability of the registrant’s directors to it or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, subject to the other exceptions described in the first sentence of the previous paragraph. Any repeal or amendment of provisions of the registrant’s amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by the registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the registrant to further limit or eliminate the liability of directors on a retroactive basis.
The registrant’s amended and restated certificate of incorporation will also provide that the registrant will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former officers and directors, as well as those persons who, while directors or officers of the corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the registrant’s amended and restated certificate of incorporation will be indemnified by the registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the registrant’s board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by the registrant’s amended and restated certificate of incorporation is a contract right that includes the right to be paid by the registrant the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the registrant’s officer or director (solely in the capacity as an officer or director of the corporation) will be made only upon delivery to the registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the registrant’s amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the registrant’s amended and restated certificate of incorporation may have or hereafter acquire under law, the registrant’s amended and restated certificate of incorporation, the registrant’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of the registrant’s amended and restated certificate of incorporation affecting indemnification rights, whether by the registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The registrant’s amended and restated certificate of incorporation will also permit the registrant, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the registrant’s amended and restated certificate of incorporation.
The registrant’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the registrant’s amended and restated certificate of incorporation. In addition, the registrant’s bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the registrant within a specified period of time. The registrant’s bylaws also permit it to purchase and maintain insurance, at the registrant’s expense, to protect it and/or any director, officer, employee or agent of the corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of the registrant’s bylaws affecting indemnification rights, whether by the registrant’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
The registrant will enter into indemnity agreements with each of its officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require the registrant to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, the registrant has agreed to indemnify the underwriters and the underwriters have agreed to indemnify the registrant against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
Item 15.    Recent Sales of Unregistered Securities.
In November 2021 Intrepid Acquisition Sponsor LLC (the “sponsor”) acquired 5,750,000 founder shares (as defined in the prospectus which forms a part of this registration statement) for a purchase price of $25,000, or approximately $0.004 per share. Prior to the closing of this offering, the sponsor intends to transfer 25,000 founder shares to each of the registrant’s independent director nominees as stock-based compensation, resulting in the sponsor holding 5,675,000 founder shares. The 75,000 founder shares that the sponsor intends to transfer to the registrant’s independent director nominees will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Such securities were issued in connection with the registrant’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
In addition, the registrant’s sponsor (as defined in the prospectus which forms a part of this registration statement) has committed, pursuant to a written agreement, to purchase from the registrant 6,500,000 private placement warrants (or 7,100,000 if the underwriters’ over-allotment option is exercised in full) at $1.00 per warrant (for a purchase price of approximately $6,500,000 total (or $7,100,000 total if the underwriters’ over-allotment option is exercised in full)). These purchases will take place in a private placement basis simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.
No underwriting discounts or commissions were paid, or will be paid, with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.
(a)
Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.†
3.3	Bylaws.*
4.1	Specimen Unit Certificate.†
4.2	Specimen Class A Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Intrepid Acquisition Corporation I.†
5.1	Opinion of Perkins Coie LLP.†
10.1	Form of Letter Agreement among Intrepid Acquisition Corporation I and its officers and directors and Intrepid Acquisition Sponsor LLC.†
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Intrepid Acquisition Corporation I.†
10.3	Form of Registration Rights Agreement among Intrepid Acquisition Corporation I and certain security holders.†
10.4	Securities Subscription Agreement, dated November 17, 2021, between Intrepid Acquisition Corporation I and Intrepid Acquisition Sponsor LLC.*
10.5	Form of Private Placement Warrants Purchase Agreement between Intrepid Acquisition Corporation I and Intrepid Acquisition Sponsor LLC.†
10.6	Form of Indemnity Agreement.*
10.7	Promissory Note issued in favor of Intrepid Acquisition Sponsor LLC, dated November 17, 2021.*
10.8	Form of Promissory Note to be issued in favor of Intrepid Acquisition Sponsor LLC.†
10.9	Form of Services Agreement by and between Intrepid Acquisition Corporation I and Intrepid Potash, Inc.†
23.1	Consent of KPMG LLP.*
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).†
24.1	Power of Attorney (included on the signature page herein).
99.1	Consent of James C. “Rad” Weaver.*
99.2	Consent of William D. Von Gonten, Jr.*
99.3	Consent of Irene G. Lofland.*
99.4	Consent of Dan C. Perry.*

*
Filed herewith.

†
To be filed by amendment.

(b)
Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.    Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 19th day of January, 2022.
INTREPID ACQUISITION CORPORATION I
By:	/s/ Robert P. Jornayvaz III Robert P. Jornayvaz III Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints each of Robert P. Jornayvaz III or Matthew D. Preston, each with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including all pre-effective and post-effective amendments, and any registration statement relating to the same offering as this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Robert P. Jornayvaz III Robert P. Jornayvaz III	Chairman and Chief Executive Officer (Principal Executive Officer)	January 19, 2022
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer (Principal Financial and Accounting Officer)	January 19, 2022